                                                                     EXHIBIT 2.1

                               CREDIT CARD ASSET

                          PURCHASE AND SALE AGREEMENT

     THIS CREDIT CARD ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 15th day of October, 1999, by and among J. C. Penney Company, Inc. (the "Company"), JCPenney Card Bank, N.A., a wholly-owned subsidiary of the Company ("Credit Card Bank"), JCP Receivables, Inc., an indirect, wholly-owned subsidiary of the Company ("JCPR"), and J.C. Penney Properties, Inc., a wholly-owned subsidiary of the Company, ("JCPP" and, together with the Company, Credit Card Bank and JCPR, the "Sellers"), and General Electric Capital Corporation ("GE Capital"), Monogram Credit Card Bank of Georgia, a wholly-owned subsidiary of GE Capital ("Monogram"), and Star Receivables Funding, Inc., ("Star Receivables" and, together with GE Capital and Monogram, "Buyers"). Unless otherwise indicated, capitalized terms have the meanings provided in Article I.

     WHEREAS, the Company is in the business of selling merchandise through retail stores, catalogs and by other means and is in the business of selling certain financial services and membership services through J. C. Penney Direct Marketing Services, Inc., an Affiliate of Sellers;

     WHEREAS, the Sellers are engaged in the business of issuing private label credit cards and establishing accounts in connection therewith for consumer and commercial customers as well as non-credit card invoice accounts for certain commercial customers;

     WHEREAS, the Company provides servicing and administrative support services to the Credit Card Bank in support of the Credit Card Bank's credit card business;

     WHEREAS, (i) the Company and Monogram desire to enter into a Consumer Credit Card Program Agreement that will govern the operation by Monogram of the consumer private label credit card business being conveyed pursuant hereto and will further provide for the rendering of certain marketing services and other services by the Company, (ii) the Company and GE Capital desire to enter into a Commercial Program Agreement that will govern the operation by GE Capital of the commercial private label credit card business and other commercial accounts business being conveyed pursuant hereto, and (iii) the Parties and their Affiliates desire to enter into certain other agreements in connection with the transactions contemplated herein; and

     WHEREAS, pursuant to this Agreement, Sellers desire to sell to Buyers, and Buyers desire to purchase from Sellers, substantially all of the assets dedicated exclusively to the Sellers' consumer and commercial private label credit card business and to Sellers' other commercial accounts business, including accounts and receivables that are originated in Puerto Rico.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein, the benefits to be derived therefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND TERMS

     Whenever used in this Agreement, the following words, when capitalized and unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings ascribed to such words in this Article I. Capitalized words in this Agreement not defined in this Article I or elsewhere in this Agreement shall have the meanings ascribed thereto in the Consumer Credit Card Program Agreement or Commercial Program Agreement, as applicable.

     Section 1.1    Accounts:  The Consumer Accounts and the Commercial
                    --------
Accounts.

     Section 1.2    Account Assets: The Consumer Account Assets and the
                    --------------
Commercial Account Assets.

     Section 1.3    Account Documents:  Any and all of the documents, agreements
                    -----------------
and information relating to an Account and used by Sellers in conducting the Credit Card Business, including the following to the extent they exist in Sellers' account files: Credit Card Documentation, checks or other forms of payment with respect to an Account (other than In-Store Payments, which shall be governed by the Consumer Credit Card Program Agreement or the Commercial Program Agreement, as applicable, and payments properly posted by Sellers prior to the Cut-Off Time), payment histories, credit bureau reports (to the extent not prohibited from transfer by contract with the credit bureau to the extent such prohibition has not been waived); other credit information files and general credit information relating to Accounts, records reflecting actions taken to cure any delinquency, adverse action notices, change of terms notices, other notices, correspondence, memoranda, documents, stubs, instruments, certificates and agreements; the information and data contained in any magnetic tapes, disks, hard copy formats or other computer-readable data transmissions; any microfilm, electronic or other copy of any of the foregoing; and any other written, electronic or other records or materials of whatever form or nature, including tangible and intangible information, arising from or relating or pertaining to any of the foregoing to the extent related to the operation of the Credit Card Business, excluding any of the foregoing media or information to the extent the same cannot be identified and segregated by Sellers without undue effort or expense and is either (i) not material to the operation of the Credit Card Business or (ii) duplicative of other Account Documentation provided to Buyers, provided that Sellers shall provide Buyer with access to such excluded media and information from and after the Closing Date on the terms provided in Section
7.14 hereof.

     Section 1.4    Account Receivables:  The Consumer Credit Card Receivables
                    -------------------
and the Commercial Receivables.

     Section 1.5    Accounting Principles:  The accounting principles used by
                    ---------------------
Sellers in the preparation of the JCP Credit Results and the JCPR Financial Statements, as applicable, delivered to Buyers pursuant to Section 4.1(f) hereof (including the accounting methods, practices and procedures used by Sellers in the preparation of such financial information) as described in Schedule 4.1(f)(ii) and 4.1(f)(iii) hereto, as applicable.

     Section 1.6    Accrued Interest:  The aggregate amount of all finance
                    ----------------
charges accrued on the Accounts as of the Cut-Off Time, but not posted to the Accounts, and that is to be posted to the Accounts in the Billing Cycles immediately following the Cut-Off Time in accordance with the Policies and Procedures.

     Section 1.7    Additional Payment Rights:  With respect to the Accounts,
                    -------------------------
(i) any and all rights and remedies as to stoppage-in-transit, reclamation, return and repossession of goods and services financed pursuant thereto; (ii) to the extent assignable, any and all goods or other property, contracts of indemnity, guaranties or sureties standing as security for payment of Account Receivables; (iii) any and all proceeds of insurance and other proceeds at any time standing as security for payment of Account Receivables; and (iv) any and all other rights, remedies, benefits, interests and titles, both legal and equitable, to which Sellers may be entitled in respect of the foregoing.

     Section 1.8    Adverse Environmental Condition:  Any of the following:  (i)
                    -------------------------------
the existence, or the continuation of the existence, of a Release or threatened Release (including sudden or non-sudden, accidental or non-accidental Releases), of, or exposure to, any Hazardous Material or other Release into or onto the environment (including the air, ground, surface or ground water) at, in, or from or related to the Real Property caused by an act or omission of Sellers, without regard to whether any Seller had knowledge thereof; or (ii) any violation, or alleged violation, under any Environmental Law, or any violation of permits or licenses of, by or from any governmental entity pursuant to Environmental Law (including any penalties associated with any violations or any alleged violations) related to the Real Property, caused by an act or omission of Sellers, without regard to whether any Seller had knowledge thereof.

     Section 1.9    Affiliate:  As to any Party means any entity that controls,
                    ---------
is controlled by, or is under common control with such Party.

     Section 1.10   Agreement:  This Credit Card Asset Purchase and Sale
                    ---------
Agreement, including all addenda, exhibits, and schedules hereto.

     Section 1.11   Assignment and Assumption Agreements:  The Assignment and
                    ------------------------------------
Assumption Agreements in substantially the form of Exhibit A hereto to be executed and delivered at the Closing pursuant to Sections 3.2(a) and 3.3(a) of this Agreement to convey to Buyers all of the Sellers' rights, title and interests in and to the Credit Card Assets and pursuant to which Buyers shall assume the Assumed Liabilities.

     Section 1.12   Assumed Liabilities:  The GE Capital Assumed Liabilities,
                    -------------------
the Monogram Assumed Liabilities, the Star Receivables Assumed Liabilities and the liabilities assumed pursuant to Section 7.5 hereof.

     Section 1.13   Authorization:  Any domestic or foreign, federal, state,
                    -------------
local or other governmental consent, license, permit, grant, authorization or approval, including any consent, license, permit, grant, authorization or approval of any agency, instrumentality or subdivision of the foregoing, which is used in or necessary to (i) the ownership, use or operation of any of the Credit Card Assets or (ii) permit any Seller to own or lease its properties and to carry on the operations of the Credit Card Business as presently conducted.

     Section 1.14   Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.
                    ---------------

     Section 1.15   Benefit Plans:  Each "employee pension benefit plan," as
                    -------------
such term is defined in Section 3(2) of ERISA, and each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, that provides benefits for employees or former employees of Sellers.

     Section 1.16   Billing Cycle:  The interval of time between regular
                    -------------
periodic Billing Dates for an Account.

     Section 1.17   Billing Date:  For any Account, the last day of a Billing
                    ------------
Cycle when the Cardholder obligated on such Account is billed.

     Section 1.18   Billing Statement:  A periodic billing statement issued to
                    -----------------
Cardholders, whether issued in hard copy or electronically, containing current account balances, a summary of debit and/or credit transactions for the most recent Billing Cycle and a descriptive statement covering purchases of goods or services.

     Section 1.19   Books and Records:  Any and all books, records, files,
                    -----------------
credit information, business records and plans, reports, correspondence, and other data used or held by Sellers or any of their Affiliates for use in connection with or relating to the Credit Card Business and any of the property included in the Credit Card Assets.

     Section 1.20   Buyer Material Adverse Effect:  Any change, circumstance,
                    -----------------------------
occurrence, event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to (i) the business, assets, financial condition, results of operations or prospects of GE Capital or Monogram, or (ii) the ability of any Buyer to consummate the transactions contemplated by this Agreement and the Transaction Documents.

     Section 1.21   Cardholder:  Any Person who (a) has at any time entered into
                    ----------
a Cardholder Agreement with the Company or Credit Card Bank, (b) is obligated under or with respect to an Account, (c) is issued and is authorized to use a Credit Card or (d) is authorized to use a Credit Card by a Person who has been issued a Credit Card.

     Section 1.22   Cardholder Agreement:  A credit card agreement or other
                    --------------------
agreement between the Credit Card Bank or the Company and a Cardholder (and any replacement of such agreement) governing the use of an Account, together with any amendments, modifications or supplements thereto (including any change of terms notices).

     Section 1.23   Cardholder Information:  The names, addresses and other
                    ----------------------
Cardholder identification information to be maintained by or for Monogram pursuant to the Consumer Credit Card Program Agreement and the Commercial Program Agreement,

Charge Transaction Data and credit sales information received from the Company and other Authorized Entities, Account experience, and all other information relating to prospective Cardholders, Cardholders and Accounts to be maintained by or for Monogram pursuant to the Consumer Credit Card Program Agreement and the Commercial Program Agreement, regardless of whether that information is received by Monogram from the Company or other Authorized Entities, generated by or for Monogram, or received by Monogram from any other Person.

     Section 1.24   Charges:  Any and all fees, expenses and charges contracted
                    -------
for or imposed on or with respect to an Account or any Account Receivable or Securitization Receivable, including interest, finance charges, service charges, default rates, late fees, NSF fees, overlimit fees, minimum finance charges and the methods of calculation relating thereto.

     Section 1.25   Charge-Off Practices:  The practices, policies and
                    --------------------
procedures applied by Sellers as of the date hereof in classifying Accounts as Charged-Off Accounts, a summary of which for the period from February 1, 1997 to the present is attached hereto as Schedule 1.25.

     Section 1.26   Charged-Off Account:  An Account that has been charged-off
                    -------------------
by Sellers, or that should have been charged-off, in accordance with the practices, policies and procedures applied by Sellers from time to time in classifying Accounts as Charged-Off Accounts.

     Section 1.27   Charge Slip:  Evidence of a sale of goods or services by the
                    -----------
Company or one of its Affiliates to be charged on an Account, including an invoice, sales slip, memorandum of purchase or similar document.

     Section 1.28   Charge Transaction Data:  As defined in the Consumer Credit
                    -----------------------
Card Program Agreement, with respect to Consumer Accounts, or the Commercial Program Agreement, with respect to Commercial Accounts.

     Section 1.29   Closing:  The consummation of the transfer of the Credit
                    -------
Card Assets from Sellers to Buyers in exchange for payment of the Purchase Price upon the terms and conditions set forth in this Agreement.

     Section 1.30   Closing Cash Collateral Schedule:  A schedule of the
                    --------------------------------
Securitization Cash Collateral as of the Cut-Off Time that reflects a description of each category of Securitization Cash Collateral and the amount of each such category as of the Cut-Off Time.

     Section 1.31   Closing Consumable Inventory Schedule:  A schedule of the
                    -------------------------------------
Consumable Inventory as of the Cut-Off Time that reflects a description of each category of Consumable Inventory, its geographic location and the cost actually paid by Sellers therefor.

     Section 1.32   Closing Date:  The date on which the Closing is effected,
                    ------------
which date shall be determined in accordance with Section 3.1.

     Section 1.33   Closing Equipment Schedule:  A schedule of the Equipment as
                    --------------------------
of the Cut-Off Time that reflects a description of each such piece of Equipment, its geographic location, and the aggregate Net Book Value of the Equipment (grouped by year of acquisition and class for depreciation purposes) as of the Cut-Off Time.

     Section 1.34   Closing Purchase Price:  The aggregate amount to be paid by
                    ----------------------
Buyers to Sellers for the Credit Card Assets at the Closing as calculated pursuant to Section 2.4(a) of this Agreement.

     Section 1.35   Closing Real Property Schedule:  A schedule of the Real
                    ------------------------------
Property as of the Cut-Off Time that reflects the Net Book Value of each parcel of Real Property owned by Sellers as of the Cut-Off Time.

     Section 1.36   Code:  The Internal Revenue Code of 1986, as amended.
                    ----

     Section 1.37   Commercial Account Assets:  The following assets:  (i) the
                    -------------------------
Commercial Accounts; (ii) the Commercial Receivables and the right to receive all payments on account of such Commercial Receivables, including the applicable Additional Payment Rights; (iii) all outstanding Credit Cards issued to Cardholders with respect to Commercial Accounts; (iv) the Customer Structure with respect to the Commercial Accounts; (v) the Cardholder Information with respect to Commercial Accounts (subject to the limitations on the use thereof provided in the Commercial Program Agreement); (vi) the Processing Rights with respect to the Commercial Accounts; and (vii) all Account Documents with respect to the Commercial Accounts, including all pending Credit Card Applications with respect to Commercial Accounts.

     Section 1.38   Commercial Accounts.  The Commercial Monthly Accounts and
                    -------------------
the Commercial Invoice Accounts.

     Section 1.39   Commercial Invoice Accounts:  The commercial credit accounts
                    ---------------------------
established at any time (including such accounts that are Charged-Off Accounts) pursuant to which individuals may purchase goods or services from the Company or its Affiliates other than Eckerd Corporation for commercial use or pursuant to which corporations, partnerships, associations or other commercial entities or governmental entities may purchase goods or services from the Company or its Affiliates other than Eckerd Corporation, which purchases are made on account pursuant to a purchase order or similar document, rather than by a Credit Card.

     Section 1.40   Commercial Monthly Accounts:  The Credit Card-accessed
                    ---------------------------
commercial accounts established at any time (including such accounts that are Charged-Off Accounts) pursuant to which individual Cardholders may finance, for commercial use, or pursuant to which non-individual Cardholders (including corporations, partnerships, associations or other commercial entities or governmental entities) may finance, the purchase of goods and services from the Company or its Affiliates.

     Section 1.41   Commercial Program Agreement:  The Commercial Program
                    ----------------------------
Agreement, in substantially the form attached hereto as Exhibit E(1), among the Company and certain of its Affiliates and GE Capital.

     Section 1.42   Commercial Receivables:  The amounts owing to Sellers from
                    ----------------------
Cardholders with respect to Commercial Accounts (including amounts owing for the payment of goods and services, and amounts, if any, owing for the payment of late charge fees, finance charges, NSF fees, Accrued Interest, and any other interest, charge, fee or expense of every nature, kind and description whatsoever, imposed on or incurred with respect to such Commercial Accounts), net of the amount of any Credit Balances on such Commercial Accounts; but excluding the Securitization Receivables.

     Section 1.43   Company:  J. C. Penney Company, Inc.
                    -------

     Section 1.44   Confidential Information:  As defined in Section 7.8(a)
                    ------------------------
hereof.

     Section 1.45   Consumable Inventory:  Sellers' inventory of plastic, paper,
                    --------------------
supplies, envelopes and other consumable items used exclusively in the Credit Card Business.

     Section 1.46   Consumable Inventory Expense Reimbursement:  The aggregate
                    ------------------------------------------
cost actually paid by Sellers for the Consumable Inventory as shown on the Closing Consumable Inventory Schedule

     Section 1.47   Consumer Accounts:  The Credit Card-accessed consumer credit
                    -----------------
accounts established at any time (including such accounts that are Charged-Off Accounts) in favor of a Cardholder pursuant to which such Cardholder may finance, for personal, family or household purposes, the purchase of goods or services from the Company or its Affiliates, but excluding any Commercial Account.

     Section 1.48   Consumer Account Assets:  The following assets: (i) the
                    -----------------------
Consumer Accounts; (ii) the Consumer Credit Card Receivables and the right to receive all payments on account of such Consumer Credit Card Receivables, including the applicable Additional Payment Rights; (iii) all outstanding Credit Cards issued to Cardholders with respect to Consumer Accounts; (iv) the Customer Structure with respect to Consumer Accounts; (v) the Cardholder Information with respect to Consumer Accounts (subject to the limitations on the use thereof provided in the Consumer Credit Card Program Agreement); (vi) the Processing Rights with respect to Consumer Accounts; and (vii) all Account Documents with respect to Consumer Accounts, including all pending Credit Card Applications with respect to Consumer Accounts.

     Section 1.49   Consumer Credit Card Program Agreement:  The Consumer Credit
                    --------------------------------------
Card Program Agreement, in substantially the form attached hereto as Exhibit E, among the Company and Monogram.

     Section 1.50   Consumer Credit Card Receivables:  The amounts owing to
                    --------------------------------
Sellers from Cardholders with respect to the Consumer Accounts (including any amounts owing for the payment of goods and services, late charge fees, finance charges, NSF fees, Accrued Interest and any other interest, charge, fee or expense of every nature, kind and description whatsoever, imposed on or incurred with respect to such Consumer Accounts), net of the amount of any Credit Balances on such Accounts; but excluding the Securitization Receivables.

     Section 1.51   Contracts:  The contracts (and all amendments thereto) to
                    ---------
which any Seller is party that relate exclusively to the Credit Card Business (including the Intellectual Property Contracts but excluding the Securitization Contracts and the Intercompany Contracts), which Contracts include those identified in Schedule 1.51 hereto.

     Section 1.52   Conversion Date.  As defined in the Interim Processing
                    ---------------
Agreement.

     Section 1.53   Credit Balance:  The balance on an Account that reflects a
                    --------------
net credit in favor of a Cardholder.

     Section 1.54   Credit Card:  A private label credit card issued by the
                    -----------
Credit Card Bank or the Company to a Cardholder for the purchase of goods or services from the Company, its Affiliates or their licensees under an Account, payments in respect of which are billed and payable in U.S. dollars.

     Section 1.55   Credit Card Application:  A credit application which must be
                    -----------------------
completed and submitted in order to establish a Consumer Account or a Commercial Monthly Account.

     Section 1.56   Credit Card Assets:  All of Sellers' right, title and
                    ------------------
interest at the Closing Date in and to the assets, properties and rights used exclusively in the Credit Card Business as conducted at the Closing Date, including the following: (i) the Account Assets; (ii) the Books and Records;
(iii) the Equipment; (iv) the Contracts (subject to Section 7.12 hereof); (v) the Real Property; (vi) the Consumable Inventory; (vii) the Securitization Assets; (viii) the Intellectual Property Contracts; and (ix) all claims, causes of action, and suits which Sellers have or may have against third parties in connection with the foregoing assets or the Assumed Liabilities.

     Section 1.57   Credit Card Bank:  JCPenney Card Bank, N.A., a wholly-owned
                    ----------------
subsidiary of the Company.

     Section 1.58   Credit Card Business:  The private label credit card program
                    --------------------
relating to Consumer Accounts and Commercial Accounts (including the Commercial Invoice Accounts) established by the Sellers and made available to qualified customers of the Company, its Affiliates and their licensees to make purchases of goods and services from the Company, its Affiliates or their licensees, which purchases are billed and payable in U.S. dollars, including the extension of credit to Cardholders, the servicing of the Accounts, billings, collections, processing of Account transactions, the administration and management of the Accounts and related receivables (including the Securitization Receivables), and all aspects of the private label credit card program relating to Consumer Accounts and Commercial Accounts (including the Commercial Invoice Accounts) established by the Sellers.

     Section 1.59   Credit Card Documentation:  With respect to Accounts, all
                    -------------------------
Credit Card Applications, Cardholder Agreements, Credit Cards, Charge Slips, Credit Slips and Billing Statements relating to such Accounts.

     Section 1.60   Credit Slip:  Any evidence of an adjustment or credit on an
                    -----------
Account relating to a return or exchange of goods or to services purchased with a Credit Card.

     Section 1.61   Customer Structure:  As to the Accounts, all Cardholder
                    ------------------
Agreements and all rights and privileges accruing under such Cardholder Agreements on and after the Cut-Off Time; all fees and revenues related to Account Receivables which are earned on or after the Cut-Off Time; and all Account Documents and any duplicate copies of such Account Documents retained by Sellers.

     Section 1.62   Cut-Off Time:  11:59 p.m. on the calendar day preceding the
                    ------------
Closing Date.

     Section 1.63   Damages:  Any and all losses (including liquidated, special,
                    -------
consequential, punitive and exemplary damages and any Environmental Loss), claims, damages (statutory or otherwise), Liabilities, judgments, equitable relief granted, settlements, awards (including back pay awards), demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorney's fees incurred in enforcing any right of indemnification against any Indemnitor or with respect to any appeal), interest and penalties, if any.

     Section 1.64   Depositor:  JCPR, as depositor pursuant to the Master Trust
                    ---------
Agreement.

     Section 1.65   Employees:  The employees of the Sellers identified in
                    ---------
Schedule 1.65 hereto, as such schedule shall have been updated through the day preceding the Closing Date, who are present at work (and those on vacation leave) as of the Closing Date.

     Section 1.66   Employee Retention Plan:  [Intentionally Omitted]
                    -----------------------



     Section 1.67   Environmental Law:  Any applicable domestic, foreign,
                    -----------------
federal, state or local law (including common law), statute, rule, regulation, ordinance or other Requirement of Law pertaining to the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. (S) 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), and the environmental provisions of the Occupational Safety and Health Act all as now or hereafter amended or supplemented, and the regulations promulgated pursuant thereto, and judicial interpretations thereof, as well as common law rights of action under theories of nuisance, trespass and strict liability.

     Section 1.68   Environmental Loss:  Any loss, cost, damage, Liability,
                    ------------------
deficiency, fine, penalty or expense (including reasonable attorneys' fees, engineering, and other professional or expert fees), the cost of any Remedial Action (voluntarily or involuntarily incurred) and damage to, loss of the use of or decrease in value of any Credit Card Asset arising out of or related to any Adverse Environmental Condition which occurred prior to the Closing Date and which is or was actionable under any Environmental Laws.

     Section 1.69   Equipment:  The machinery and equipment, furniture and other
                    ---------
tangible personal property identified in Schedule 1.69, as such schedule shall have been updated though the Cut-Off Time to reflect acquisitions or dispositions not prohibited by this Agreement.

     Section 1.70   ERISA:  The Employee Retirement Income Security Act of 1974,
                    -----
as amended.

     Section 1.71   Excluded Assets:  All of Sellers' right, title and interest
                    ---------------
at the Closing Date in and to the assets, properties and rights other than those used exclusively in connection with the Credit Card Business as conducted at the Closing Date, including the following: (i) all assets, property and contractual rights employed in or relating to the Company's retail merchandising business;
(ii) Sellers' international private label credit card programs (other than Puerto Rico); (iii) the capital stock of J. C. Penney Direct Marketing Services, Inc. or any assets of J. C. Penney Direct Marketing Services, Inc.; (iv) all of the capital stock and/or other ownership interests of any subsidiary or Affiliate of the Company, including the Credit Card Bank, JCPR and JCPP; (v) cash-on-hand (other than petty cash-on-hand at the facilities located on the Real Property) and cash and cash equivalents in bank accounts maintained by Sellers (other than (A) cash-on-hand, cash and cash equivalents representing payments received in respect of the Accounts before the Cut-Off Time but not applied to Credit Card Receivables or Securitization Receivables prior to the Cut-Off Time and (B) Securitization Cash Collateral); (vi) any loan loss reserves in respect of the Credit Card Assets; (vii) the Marks; (viii) the Intercompany Contracts; (ix) Intellectual Property (other than Intellectual Property acquired by, or licensed to, Sellers pursuant to the Intellectual Property Contracts); (x) the rights to any of Sellers' claims (whether or not filed) for any federal, state, local, or foreign Income Tax or Tax refunds or carrybacks (excluding recoveries related to state sales Taxes relating to Charged-Off Accounts); (xi) computer, telecommunication and electronic data processing systems and hardware other than such systems and hardware identified in Schedule 1.70 as updated by the Closing Equipment Schedule; (xii) the 8.95% Asset Backed Certificates, Series B and the 9.625% Asset Backed Certificates, Series C issued by the Securitization Trust and owned by the Company; and (xiii) the Company's fixed rate position in the interest rate swap relating to Series C under the Securitization Trust.

     Section 1.72   Excluded Liabilities:  All of the Liabilities of Sellers or
                    --------------------
any other Person, whether arising or to be paid, performed or discharged prior to, at, or after the Closing which are not expressly included in the Assumed Liabilities, including the following: (i) all Liabilities of Sellers to their Affiliates, including accounts payable and accrued expenses; (ii) all Liabilities of Sellers under this Agreement (including the indemnification obligations of Sellers under Article VIII hereof) and any agreement executed pursuant hereto or contemplated hereby; (iii) all legal, accounting, brokerage, and finder's fees, if any, or other expenses incurred by Sellers in connection with this Agreement or the consummation of the transactions contemplated hereby, (iv) all Liabilities relating to the Excluded Assets; (v) all Liabilities under any Benefit Plans; (vi) [Intentionally Omitted]; (vii) all Liabilities with respect to the employment, termination of employment, including a constructive termination, or failure to employ by Sellers of any individual in connection with the Credit Card Business (including any Employee) attributable to any actions or inactions prior to the Closing Date; (viii) any Liability relating to the Cardholder Agreements or the pending Credit Card Applications to the extent such Liability arises in connection with Sellers' ownership or use of, or acts or omissions with respect to, the Cardholder Agreements or the pending Credit Card Applications prior to the Closing Date; (ix) any Liability with respect to the conduct of the Credit Card Business prior to the Closing Date; (x) any Liability in respect of Sellers' accounts payable; (xi) any Liability for or in respect of the payment of any Taxes or Income Taxes arising out of or relating to the ownership or use of the Credit Card Assets or the conduct of the Credit Card Business prior to the Closing Date, and, except as otherwise expressly provided in Section 7.5 of this Agreement, any Liability for or in respect of the payment of any Taxes and Income Taxes payable by Sellers as a result of the consummation of the transactions specified in this Agreement;
(xii) any Liability with respect to any goods and services sold by Sellers or any of their Affiliates, including any Liability under any contract between any Seller of any of such Sellers' Affiliates and a Cardholder relating to goods or services purchased by such Cardholder; (xiii) any Liability with respect to any litigation as of the Closing Date (including any litigation relating to the Securitization Trust or the Securitization Assets); and (xiv) any Liabilities related to the Securitization Trust or the Securitization Assets arising out of or relating to the ownership or use of the Credit Card Assets or the conduct of the Credit Card Business prior to the Closing Date.

     Section 1.73   Federal Funds Interest Rate:  The average of the high and
                    ---------------------------
low "Federal Funds" interest rates for any day (or the previous business day if such day is not a business day), excluding the day that payment is made, as such rate is reported on the following business day in the Money Rates Column of The
                                                                            ---
Wall Street Journal and provided by Seller to Buyers or as determined in such
-------------------
other mutually acceptable manner as the Parties agree if The Wall Street Journal
                                                         -----------------------
is no longer reporting such rate.

     Section 1.74   Final Closing Statement:  The Final Closing Statement
                    -----------------------
described in Section 3.4, satisfactory in form and substance to Buyers and Sellers, which closing statement aggregates the Credit Card Assets as of the Cut-Off Time or the Closing Date, as applicable, based on the Final Closing Tape, the final Closing Consumable Inventory Schedule, the final Closing Equipment Schedule, the final Closing Real Property Schedule, the final Closing Cash Collateral Schedule, a schedule reflecting all finance charges accrued through the Cut-Off Time that were actually billed on the applicable Billing Statement following the Closing Date and a schedule reflecting all Promotional Deferred Interest as of the Cut-Off Time, and which statement reflects all adjustments to the Preliminary Closing Statement from the Preliminary Cut-Off Time to the Cut-Off Time or the Closing Date, as applicable, as are agreed to by Buyers and Sellers pursuant to Section 3.4, a form of which, showing the manner in which the Purchase Price is to be calculated for such statement, is attached hereto as Exhibit C.

     Section 1.75   Final Closing Tape:  Sellers' standard Cardholder full
                    ------------------
master file tape as of the Cut-Off Time, which tape shall include the information contained or required to be contained in the Preliminary Closing Tape, as adjusted to reflect (i) the exclusion of any credit card account incorrectly identified as an Account in the Preliminary Closing Tape, (ii) the inclusion of any Account that was not included in the Preliminary Closing Tape and (iii) the correction of any inaccurate information or calculation error contained in the Preliminary Closing Tape.

     Section 1.76   Financing Statements:  As defined in Section 3.6(c) hereof.
                    --------------------

     Section 1.77   Fully Date Capable and Full Date Capability:  With respect
                    ------------------     --------------------
to the processing of date and date-related data (including, but not limited to, calculation, comparing and sequencing) by any systems, hardware and software products and facilities, the capability of such systems, hardware, software products and facilities to: (i) accurately manipulate data with dates prior to, through and beyond January 1, 2000; (ii)successfully transition into the year 2000 with the correct system date, including leap year calculations; and (iii) provide correct date adjustments results when moving forward and backward in time across the year 2000.

     Section 1.78   GAAP:  United States generally accepted accounting
                    ----
principles consistently applied in accordance with past practices. Wherever in this Agreement reference is made to a calculation to be made in accordance with GAAP, such reference shall be deemed to be to the GAAP from time to time applicable as at the date on which such calculation is made or required to be made in accordance with GAAP.

     Section 1.79   GE Capital:  General Electric Capital Corporation, a New
                    ----------
York corporation.

     Section 1.80   GE Capital Assumed Liabilities:  The following Liabilities
                    ------------------------------
arising or to be performed after the Cut-Off Time: (i) Liabilities with respect to the ownership and operation of the Credit Card Assets to be acquired by GE Capital pursuant to Section 2.1(a)(i); (ii) Liabilities under the Contracts, to the extent validly assigned to GE Capital at the Closing; (iii) Liabilities of the Company under the Securitization Contracts; (iv) Liabilities under the Cardholder Agreements relating to Commercial Accounts; and (v) Liabilities assumed by GE Capital in Article V hereof; other than, in each case, the Excluded Liabilities.

     Section 1.81   Hazardous Materials:  Any material, substance or waste which
                    -------------------
is defined, classified or otherwise regulated as a "hazardous waste," "hazardous material," "hazardous substance," "solid waste," "restricted hazardous waste," "industrial waste," "contaminant," "pollutant," "toxic waste," "toxic substance" or term of similar meaning or regulatory effect under any provision of Environmental Law.

     Section 1.82   HSR Act:  The Hart-Scott-Rodino Anti-Trust Improvements Act
                    -------
of 1976, as amended.

     Section 1.83   Income Tax:  Any federal, state, local or foreign income or
                    ----------
corporate franchise tax based on net income and any interest, penalty or addition relating thereto.

     Section 1.84   Income Tax Return:  Any return, report or other filing
                    -----------------
required to be filed by any governmental authority pertaining to Income Tax.

     Section 1.85   Intellectual Property:  All copyrights; patents; trade
                    ---------------------
names; brand names; common law or other trademarks; service marks; trade styles; or registrations or applications therefor; common law and statutory trade secrets; know how; designs, computer programs (including source code); technical and business data and information relating exclusively to the Credit Card Business and all licenses (including software licenses) relating to the foregoing.

     Section 1.86   Intellectual Property Contracts:  As defined in Section
                    -------------------------------
4.1(q) hereof.

     Section 1.87   Intercompany Contracts:  All contracts, licenses and
                    ----------------------
agreements between any Seller and its Affiliates, including another Seller.

     Section 1.88   Interim Processing Agreement:  That certain Interim
                    ----------------------------
Processing Agreement, substantially in the form attached hereto as Exhibit D, to be executed and delivered at the Closing by and among Buyers and the Company, pursuant to which the Company shall provide certain services to Buyers in connection with the Credit Card Business following the Closing Date.

     Section 1.89   JCPR:  JCP Receivables, Inc., a Delaware corporation.
                    ----

     Section 1.90   Liabilities:  Any and all debts, liabilities, commitments
                    -----------
and obligations, whether fixed, contingent or absolute, secured or unsecured, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

     Section 1.91   Licensed Marks:  The Marks licensed by Sellers to Buyers
                    --------------
pursuant to the Program Agreements.

     Section 1.92   Lien:  Any mortgage or deed of trust, pledge, hypothecation,
                    ----
assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to file, any financing statement pursuant to the UCC).

     Section 1.93   Marks:  All of Sellers' brand names, logos, trade styles,
                    -----
service marks or trademarks.

     Section 1.94   Master Trust Agreement:  The Master Pooling and Servicing
                    ----------------------
Agreement, dated as of September 5, 1988, among the Depositor, the Company, as servicer, and The Fuji Bank and Trust Company, as trustee, as amended to the date hereof and as may be modified and amended from time to time.

     Section 1.95   Master Trust Certificates:  The Series B, Series C and
                    -------------------------
Series E certificates of beneficial interest in the  Securitization Trust.

     Section 1.96   Materials and Information:  This Agreement and all reports,
                    -------------------------
statements, lists, certificates and other documents delivered, and any information heretofore or hereafter furnished, by one Party hereto in writing to the other Party in connection with this Agreement or any of the transactions specified herein (including all written information supplied by one Party hereto in the due diligence review by the other Party hereto).

     Section 1.97   Minor Account:  Any Account originated pursuant to a
                    -------------
Cardholder Agreement with a minor and identified in Schedule 1.97, as such schedule shall have been updated through the Cut-Off Date to reflect Accounts no longer in existence at such time.

     Section 1.98   Monogram:  Monogram Credit Card Bank of Georgia, a wholly-
                    --------
owned subsidiary of GE Capital.

     Section 1.99   Monogram Assumed Liabilities:  The Liabilities arising or to
                    ----------------------------
be performed after the Cut-Off Time (i) under the Cardholder Agreements relating to the Consumer Accounts and (ii) with respect to the ownership and operation of the Credit Card Assets to be acquired by Monogram pursuant to Section 2.1(a)(ii), other than, in each case, the Excluded Liabilities.

     Section 1.100  Net Book Value:  With respect to any Credit Card Asset,
                    --------------
the book value thereof, net of any accumulated depreciation and amortization, determined in accordance with GAAP based on the books of Sellers.

     Section 1.101  Notice Effectiveness Date:  The date on or after which a
                    -------------------------
purchase by a Cardholder on such Cardholder's Account is intended to constitute the Cardholder's consent to a change in the terms governing such Cardholder's Account as such date is specified in the notice of changed terms sent to such Cardholder pursuant to the Program Agreements.

     Section 1.102  Outstanding Book Balance:  With respect to the Account
                    ------------------------
Receivables and the Securitization Receivables, an amount equal to the sum of the outstanding Principal Balances thereof.

     Section 1.103  Party:  When used in the singular, either Buyers or
                    -----
Sellers, as the context requires, and when used in the plural, both Buyers and Sellers.

     Section 1.104  Permitted Liens:  Liens for Taxes, assessments and other
                    ---------------
governmental charges which are not due and payable and, in the case of Real Property, recorded easements, exceptions noted in title policies provided to Buyers, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions affecting title to or possession of such owned Real Property existing generally with respect to properties of a similar character and, in the case of each of the foregoing relating to the Real Property, which do not affect materially and adversely the current use, occupancy or value of the property subject thereto.

     Section 1.105  Person:  Any individual, partnership, corporation, trust,
                    ------
limited liability company, unincorporated organization, government or department or agency thereof or any other entity.

     Section 1.106  Policies and Procedures:  The manner in which the Sellers
                    -----------------------
conduct the Credit Card Business, including the terms of the Accounts and the policies and procedures relating to the processing, servicing, collection and other administration and management of the Accounts and related receivables in effect from time to time.

     Section 1.107  Preliminary Closing Statement:  A draft closing statement
                    -----------------------------
that is prepared by Sellers based on the Preliminary Closing Tape, the Closing Consumable Inventory Schedule, the Closing Equipment Schedule, the Closing Real Property Schedule, the Closing Cash Collateral Schedule, a schedule reflecting all finance charges accrued through the Preliminary Cut-Off Time and a schedule reflecting all Promotional Deferred Interest as of the Preliminary Cut-Off Time, and presented to Buyers pursuant to Section 2.3, a form of which, showing the manner in which the Closing Purchase Price is to be calculated for such statement, including the calculation of the amount to be included in the Closing Purchase Price with respect to accrued but unbilled finance charges, is attached hereto as Exhibit B.
          ---------

     Section 1.108  Preliminary Closing Tape:  Sellers' standard Cardholder
                    ------------------------
full master file tape as of the Preliminary Cut-Off Time, which tape shall include the following for each Account: Account number; Cardholder's name and address; origination date; date Account closed; current finance charge rate; current credit limit; current outstanding Principal Balance; whether payments are current, and if not, the period of delinquency; whether such Account is a Charged-Off Account or an Account with respect to which Sellers have received notice that the Cardholder is the subject of bankruptcy or foreclosure proceedings, and such other information as the parties hereto agree upon.

     Section 1.109  Preliminary Cut-Off Time:  11:59 p.m. on  the fourth
                    ------------------------
business day immediately preceding the Closing Date.

     Section 1.110  Principal Balance:  For any Account Receivable or
                    -----------------
Securitization Receivable, the amount of the outstanding unpaid indebtedness incurred by a Cardholder with respect to his or her Account as reflected on Sellers' books and records (including any properly posted charges for goods and services purchased by such Cardholder from Sellers or any of their Affiliates (whether or not billed to such Cardholder), finance charges charged to an Account (including Accrued Interest), and any accrued fees, penalties or other charges (whether or not billed to Cardholder)), as determined in accordance with GAAP, with the exception that the Principal Balance shall be calculated without regard to any allowance for bad debt.

     Section 1.111  Processing Rights:  Any and all rights to process the
                    -----------------
Accounts.

     Section 1.112  Program Agreements:  The Consumer Credit Card Program
                    ------------------
Agreement and the Commercial Program Agreement.

     Section 1.113  Promotional Deferred Interest:  At the time of
                    -----------------------------
determination, all deferred interest on Sellers' then current promotional programs.

     Section 1.114  Prospectuses:  Any of the prospectuses forming part of the
                    ------------
Registration Statements and the prospectus supplements relating thereto.

     Section 1.115  Purchase Price:  The aggregate amount to be paid by Buyers
                    --------------
to Sellers for the Credit Card Assets calculated pursuant to Section 2.4(a) of this Agreement and adjusted pursuant to Section 3.4 of this Agreement.

     Section 1.116  Reaffirmed Account:  Any Account which at any time
                    ------------------
contained any outstanding balance resulting in whole or in part from a reaffirmation under applicable bankruptcy law.

     Section 1.117  Real Property:  All land, buildings and other improvements
                    -------------
owned or leased by Sellers which comprise the facilities identified in Schedule 1.117.

     Section 1.118  [Reserved]

     Section 1.119  Registration Statements:  The registration statements that
                    -----------------------
registered the Master Trust Certificates under the Securities Act.

     Section 1.120  Release:  Any release, spill, emission, leaking, pumping,
                    -------
injection, deposit, disposal, discharge, dispersal, or leaching into the outdoor environment of Hazardous Materials.

     Section 1.121  Remedial Action:  Any action required by any governmental
                    ---------------
entity or Environmental Law to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care or (iv) obtain compliance with Environmental Laws.

     Section 1.122  Requirements of Law:  With respect to any Party shall mean
                    -------------------
any certificate of incorporation, articles of association, charter, by-laws or other organization or governing documents of such Party, and any law, ordinance, statute, treaty, rule, judgment, regulation or other determination or finding of any arbitrator or governmental authority applicable to or binding upon such Party, its business or assets, or to which such Party, its business or assets, is subject, whether federal, state, county, local or otherwise (including usury laws, the Federal Truth-in-Lending Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, and any implementing regulations).

     Section 1.123  Rules and Regulations:  As defined in Section 4.4(e)
                    ---------------------
hereof.

     Section 1.124  Securities Act:  The Securities Act of 1933, as amended.
                    --------------

     Section 1.125  Securitization Assets:  The Securitization Retained
                    ---------------------
Interests, Securitization Cash Collateral and the Securitization Contracts.

     Section 1.126  Securitization Cash Collateral:  Cash and cash equivalents
                    ------------------------------
maintained by or for the benefit of the Securitization Trust as of the Cut-Off Time, and any securities, instruments or other investments in which cash and cash equivalents maintained by or for the benefit of the Securitization Trust are invested as of the Cut-Off Time, that secure the certificates of beneficial interest issued by the Securitization Trust or any letter of credit, guaranty, or other means of credit enhancement issued to or for the benefit of the Securitization Trust or the holders of beneficial interests therein.

     Section 1.127  Securitization Certificateholders:  The record and
                    ---------------------------------
beneficial holders of beneficial interests in the Securitization Trust other than the Securitization Retained Interests.

     Section 1.128  Securitization Contracts:  The contracts relating to the
                    ------------------------
Securitization Trust and the Securitization Transactions to which any of the Sellers is a party, which contracts (together with any amendments thereto) are identified in Schedule 1.128.

     Section 1.129  Securitization Receivables:  The outstanding credit card
                    --------------------------
receivables that have been transferred to the Securitization Trust as of the Cut-off Time and have not been and are not required to be reacquired by the Company or by the Depositor as of the Cut-Off Time.

     Section 1.130  Securitization Retained Interests:  The undivided interest
                    ---------------------------------
of the Depositor in the Securitization Trust (including the reversionary interest of the Depositor in the Securitization Receivables represented by the Exchangeable Certificate issued by the Securitization Trust), the Series E Retained Interests and the interest of the Depositor in the Securitization Cash Collateral, but excluding any interests in the Securitization Trust previously issued to investors and acquired by Sellers.

     Section 1.131  Securitization Trust:  The JCP Master Credit Card Trust,
                    --------------------
formed pursuant to the Master Trust Agreement.

     Section 1.132  Securitization Transactions:  Each series of certificates
                    ---------------------------
of beneficial interests issued by the Securitization Trust, as identified in
Schedule 1.134.

     Section 1.133  Seller Material Adverse Effect: Any change, circumstance,
                    ------------------------------
occurrence, event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to (i) the business, assets, financial condition, results of operations or prospects of the Company, the Credit Card Bank or the Credit Card Business, or (ii) the ability of any Seller to consummate the transactions contemplated by this Agreement and the Transaction Documents.

     Section 1.134  Series E Retained Interests: The Class B Investor Interest,
                    ---------------------------
Series E, and Class C Investor Interest, Series E, issued by the Securitization Trust.

     Section 1.135  Star Receivables: Star Receivables Funding, Inc., a Delaware
                    ----------------
corporation.

     Section 1.136  Star Receivables Assumed Liabilities: The Liabilities
                    ------------------------------------
arising or to be performed after the Cut-Off Time by JCPR under the Securitization Contracts, to the extent validly assigned to Star Receivables at the Closing, other than the Excluded Liabilities.

     Section 1.137  Taxes:  Any domestic or foreign federal, state or local
                    -----
taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed thereon, whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise, including any gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, federal highway use, commercial rent or environmental tax but excluding any Income Tax.

     Section 1.138  Termination Event:  As defined in Section 9.4 hereof.
                    -----------------

     Section 1.139  Third-Party Claim:  Any civil, criminal or administrative
                    -----------------
action, suit, hearing, investigation, inquiry, subpoena, claim, allegation or proceeding (including cross-claims and counterclaims), in each case, of or by a Person other than a Party to this Agreement or an Affiliate of any such Party.

     Section 1.140  Transaction Documents:  The agreements, instruments,
                    ---------------------
schedules and other documents to be delivered by Buyers and Sellers pursuant to Sections 3.2 and 3.3 of this Agreement.

     Section 1.141  UCC:  The Uniform Commercial Code (or similar personal
                    ---
property law) of the jurisdiction with respect to which such term is used, as in effect from time to time.

     Section 1.142  Other Defined Terms.
                    -------------------

Term                                         Section
----                                         -------

Auditor                                      2.4
CERCLA                                       1.67
Continuation Coverage                        5.1(g)
Deeds                                        7.15
DOJ                                          4.1(c)
[Intentionally Omitted]
[Intentionally Omitted]
[Intentionally Omitted]
Financial Statements                         4.1(f)
[Intentionally Omitted]

Permitted Successor and Assign               10.17
Report of the Auditor                        3.4(b)
Seller Plans                                 4.1(1)
Survey                                       7.15
Title Commitment                             7.15
[Intentionally Omitted]
WARN                                         4.1(k)

     Section 1.143  Certain Interpretive Matters.  As used herein, (i)
                    ----------------------------
accounting terms not otherwise defined herein shall be construed in accordance with GAAP, (ii) references to the "United States" shall include the District of Columbia and any territories or possessions of the United States; (iii) the term "including" is meant to be inclusive and shall be deemed to mean "including without limitation," (iv) the word "or" is disjunctive, but not necessarily exclusive and (v) the term "knowledge" shall mean the actual knowledge of the relevant Party.

     Section 1.144  Singular and Plural. Words used herein in the singular,
                    -------------------
where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 1.145  Amendment of Defined Instruments. Unless the context
                    --------------------------------
otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document; provided, however, that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment, or restatement.

                                  ARTICLE II

                         PURCHASE OF CREDIT CARD ASSETS

     Section 2.1    Purchase of Assets; Assumption of Liabilities.

     (a) At the Closing, subject to the terms and conditions of this Agreement:

                    (i) GE Capital shall purchase from Sellers and Sellers shall sell, assign, transfer, convey and, other than as expressly otherwise provided in Section 3.5 hereof or in the Interim Processing Agreement or the Program Agreements, deliver to GE Capital all of Sellers' right, title and interest as of the Cut-off Time in and to the Credit Card Assets other than the Consumer Account Assets and the Securitization Assets, free and clear of all Liens other than Permitted Liens; and

                    (ii) Monogram shall purchase from Sellers and Sellers shall sell, assign, transfer, convey and, other than as expressly otherwise provided in Section 3.5 hereof or in the Interim Processing Agreement or the Program Agreements, deliver to

Monogram all of Sellers' right, title and interest as of the Cut-off Time in and to Consumer Account Assets, free and clear of all Liens other than Permitted Liens;

                    (iii) Star Receivables Funding, Inc. shall purchase from JCPR and JCPR shall sell, assign, transfer, convey and, other than as expressly otherwise provided in Section 3.5 hereof or in the Interim Processing Agreement or the Program Agreements, deliver to Star Receivables Funding, Inc. all of its right, title and interest as of the Cut-Off Time in and to the Securitization Assets, free and clear of all Liens other than Permitted Liens.

     (b) Subject to the terms and conditions of this Agreement, effective as of the Closing, GE Capital shall assume the GE Capital Assumed Liabilities, Monogram shall assume the Monogram Assumed Liabilities and Star Receivables shall assume the Star Receivables Assumed Liabilities. Buyers shall not assume or otherwise become liable for, and Sellers shall retain all liability for, the Excluded Liabilities.

     (c) The Parties expressly understand and agree that the Credit Card Assets are being conveyed to Buyers on an "AS IS, WHERE IS" basis, except as otherwise expressly provided in this Agreement, which conveyance shall be made pursuant to one or more Assignment and Assumption Agreements and the other instruments of conveyance to be delivered pursuant to this Agreement.

     Section 2.2    Excluded Assets.  Nothing contained in this Agreement, or in
                    ---------------
any document executed in connection herewith, shall be deemed to transfer any of Sellers' right, title, and interest in any Excluded Assets. Sellers expressly disclaim any intention to sell to Buyers, and Buyers expressly disclaim any intention to acquire from Sellers, any interest in any Excluded Assets. Any Excluded Assets delivered by Sellers to Buyers, and any payment made with respect to any account or property determined to be an Excluded Asset, shall be held by the Buyers in trust for the Sellers and shall be promptly returned to Sellers.

     Section 2.3    Preliminary Information.  At least three (3) business days
                    -----------------------
prior to Closing Date, Sellers shall deliver to Buyers (i) a Preliminary Closing Statement; (ii) the Preliminary Closing Tape; (iii) a draft of the Closing Equipment Schedule; (iv) a draft of the Closing Consumable Inventory Schedule;
(v) a draft of the Closing Real Property Schedule; (vi) a draft of the Closing Cash Collateral Schedule; (vii) the other schedules supporting the Preliminary Closing Statement as identified in Section 1.109 and (viii) instructions designating the account or accounts to which the Closing Purchase Price shall be deposited by wire transfer on the Closing Date.

     Section 2.4    Closing Purchase Price.
                    ----------------------

     (a) The Closing Purchase Price for the Credit Card Assets (in addition to the Assumed Liabilities) shall be the sum of the following:

          (i) an amount which is equal to 100% multiplied by the Outstanding Book Balance of the Account Receivables and the Securitization Receivables as of the Preliminary Cut-Off Time; provided that the Accrued Interest component of the Outstanding Book Balance shall be estimated for purposes of determining the Closing Purchase Price in the manner set forth in Annex I to Exhibit B hereto; plus

          (ii) an amount which is equal to the Net Book Value of the Equipment as reflected on the Closing Equipment Schedule delivered pursuant to
     Section 2.3; plus

          (iii) an amount which is equal to the Net Book Value of the Real Property owned by any of the Sellers as reflected on the Closing Real Property Schedule delivered pursuant to Section 2.3; plus

          (iv) an amount which is equal to the Securitization Cash Collateral as of the Preliminary Cut-Off Time; plus

          (v) an amount equal to the lesser of (A) the Consumable Inventory Expense Reimbursement as reflected on the Closing Consumable Inventory Schedule delivered pursuant to Section 2.3, and (B) $3,000,000; and minus

          (vi) the outstanding principal balance of the certificates of beneficial interest in the Securitization Trust owned by the Securitization Certificateholders as of the Preliminary Cut-Off Time.

     (b) The Closing Purchase Price shall be as reflected on the Preliminary Closing Statement and shall be subject to post-closing adjustments in accordance with Section 3.4 hereof.

     (c) The Closing Purchase Price shall be allocated among the Credit Card Assets by Buyer as soon as practicable after the Closing Date, subject to Seller's acceptance which shall not be unreasonably withheld (and shall be adjusted as soon as possible following any post-closing adjustments as described in Section 3.4 hereof), in accordance with Section 1060 of the Code and the regulations promulgated thereunder. Buyers and Sellers will file all applicable tax returns and other required tax related schedules and documents in accordance with such fair market values and allocations, and will not adopt or otherwise assert tax positions inconsistent therewith, except to the extent otherwise required by a taxing authority.

     (d) Notwithstanding the foregoing, in the event the Internal Revenue Service (or any similar state or local taxing authority) challenges any position taken by any Party in connection with the allocation contemplated by Section 2.4(c) hereof, such Party may settle or litigate such issue without the consent of the other Parties, provided, however, that any Party that receives any written notice from the Internal Revenue Service (or any similar state or local taxing authority) of any challenge to such allocation shall, not later than 10 days following receipt of each notice or correspondence relating thereto, provide written notice thereof to the other Parties hereunder. Without limiting the generality of the foregoing, Buyers shall deliver to Sellers a completed Internal Revenue Service Form 8594, in draft form and based on the Purchase Price Allocation not later than ninety (90) days after the Closing Date or at such later date as mutually agreed upon by the Parties hereto, for Sellers' review and approval, which approval shall not be unreasonably withheld. If, within sixty (60) days of Sellers' receipt of the draft Form 8594, Sellers shall not have objected in writing to such draft Form 8594, the draft Form 8594 shall become the final version Form 8594. If Sellers object in writing to the draft Form 8594 within such sixty (60) days, Buyers and Sellers shall negotiate in good faith to resolve the objections. If Buyers and Sellers shall not have agreed to the final version of Form 8594 within sixty
(60) days after Sellers' objection, any disputed aspects of the draft Form 8594 shall be resolved by Arthur Andersen LLP (the "Auditors") as soon as practicable but in no event later than sixty (60) days prior to the earlier of (i) the last date on which the Form 8594 may be filed or (ii) the last date on which either Buyers or Sellers (whichever is earlier) must file a Tax return relating to the transactions contemplated hereby. The decision of the Auditors shall be final, and the costs, expenses and fees of the Auditors shall be borne equally by Sellers and Buyers. Sellers and Buyers each agree to file such final version Form 8594 with their respective tax returns for the taxable year in which the Closing occurs.

     Section 2.5    Marks; Intellectual Property.
                    ----------------------------

     (a) Buyers hereby acknowledge Sellers' exclusive right, title and interest in and to the Marks and Sellers' exclusive right to use and license the use of the Marks subject only to the non-exclusive, non-royalty bearing right and license to Buyers of the Licensed Marks. Any and all goodwill arising from use of the Marks under this Agreement shall inure solely to the benefit of Sellers. Buyer agrees not to claim any title to the Marks or any right to use the Marks except as permitted by this Agreement or the Program Agreements. In particular, Buyers agree that they will not assert that any failure of Sellers to set standards for, or police Buyer's use of, the Marks results in an abandonment of Sellers' rights in the Marks. Buyer shall not directly or indirectly question, attack, contest or, in any other manner, impugn the validity of the Marks or Sellers' rights in and to the Marks, or the license herein granted, including in any action in which enforcement of any provision of this Agreement is sought; nor shall Buyer willingly become a party adverse to Sellers in litigation in which a third party is contesting the validity of the Marks or Sellers' rights in and to the Marks.

     (b) To the extent Sellers own Intellectual Property other than Marks and the Intellectual Property Contracts, Sellers hereby grant to Buyers a non-exclusive, non-royalty bearing right and license (including a right to sublicense) to use such Intellectual Property, which license shall, with respect to all such Intellectual Property other than any trade secrets and know-how related exclusively to the Credit Card Business, terminate on the Conversion Date and with respect to any such trade secrets or know-how, shall be perpetual.

     Section 2.6    Apportionments.
                    --------------

     (a) Real Property Taxes, utility charges, rents, income from leases, easements, licenses, permits, agreements, and privileges, if any, and any other revenues and expenses pertaining to the Credit Card Assets (other than revenue realized in respect of the Account Assets and the Securitization Assets and other than the costs of the Consumable Inventory) shall be prorated between Buyers and Sellers as of the Cut-Off Time (with

Sellers being responsible for such expenses and entitled to such revenues through and including the Cut-Off Time), regardless of the date assessed, paid or payable. Any special Taxes or assessments on the Credit Card Assets relating to taxable periods (or portions thereof) ending prior to the Cut-Off Time shall be paid by Sellers. With respect to any payments made by either Party to any taxing authority, or by any taxing authority to any Party, whether before or after Cut-Off Time, appropriate remittances shall be made promptly between the Parties to assure that such items are apportioned as of the Cut-Off Time in accordance with this Section 2.6. Each of GE Capital and the Company shall have the right, for a period of one (1) year after Closing, to audit (at its own expense) the books and records of the other party which pertain to expenses and revenues to be apportioned hereunder. Except as otherwise provided in Section 7.5, Buyers shall not be obligated to pay any of Sellers' Taxes or Income Taxes attributable to the sale. To the extent that it is necessary to pay applicable Taxes or Income Taxes before deeds can be recorded, Sellers will promptly pay such Taxes or Income Taxes, except that Sellers shall not be responsible for any Taxes for which Buyer is responsible pursuant to Section 7.5.

     (b) At Closing, Sellers shall prepare and deliver to GE Capital, and GE Capital shall sign and deliver to Sellers for mailing, a joint letter in the form attached hereto as Exhibit K, requesting all Persons as identified in said letter providing electric, gas, water, telephone or other utility services to the Real Property or any part thereof, to transfer such services and billing therefor to GE Capital, effective at Closing, and to issue a final bill to Sellers for such utility service. Buyers shall refund to Sellers any payments previously made by Sellers for utility services furnished or to be furnished after Closing, other than deposits.

                                  ARTICLE III

                   THE CLOSING AND POST-CLOSING ADJUSTMENTS

     Section 3.1    Place and Time of Closing.  The Closing shall take place at
                    -------------------------
the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 12:00 p.m. New York City time on December 1, 1999 or at such other place and time as may be mutually agreed to by Buyers and Sellers after each of the conditions specified in Article VI has been satisfied (or waived by the Party entitled to waive such condition).

     Section 3.2    Sellers' Deliveries at Closing.  Sellers covenant and agree
                    ------------------------------
to  deliver the following to Buyers at Closing:

     (a) one or more Assignment and Assumption Agreements to effect the transactions described in Section 2.1;

     (b)  the Interim Processing Agreement;

     (c)  the Consumer Credit Card Program Agreement;

     (d)  the Commercial Program Agreement;

     (e)  executed Financing Statements; and

     (f) all such additional instruments, documents, or certificates provided for by this Agreement or as may be necessary for or reasonably requested by Buyers in connection with the consummation of the Closing of the transactions contemplated by this Agreement.

     Section 3.3    Buyers' Deliveries at Closing.  Buyers covenant and agree to
                    -----------------------------
deliver the following to Sellers at Closing:

     (a) one or more Assignment and Assumption Agreements to effect the transactions described in Section 2.1;

     (b)  the Interim Processing Agreement;

     (c)  the Consumer Credit Card Program Agreement;

     (d)  the Commercial Program Agreement;

     (e)  the Real Property Release;

     (f)  the Guaranty relating to the Consumer Credit Card Program Agreement;
and

     (g) all such additional instruments, documents, or certificates provided for by this Agreement or as may be necessary for or reasonably requested by Sellers in connection with the consummation of the Closing of the transactions contemplated by this Agreement.

     Section 3.4    Final Closing Statement.
                    -----------------------

     (a) Not later than ninety (90) days after the Closing Date or such other time as is mutually agreed by the Parties, Buyers shall prepare and deliver to Sellers the Final Closing Statement, based on the Final Closing Tape provided by Sellers and other mutually acceptable documentation substantiating the changes to the Preliminary Closing Tape and the Preliminary Closing Statement. The Final Closing Statement shall be based upon the information contained in the Final Closing Tape and such other documentation or information as Buyers deem necessary or appropriate, including the results of any audit that Buyers, at their sole option and expense, may cause to be conducted with respect to the Credit Card Assets and the results of a physical inventory that Buyers, at their sole option and expense, may conduct or cause to be conducted with respect to the Equipment and the Consumable Inventory on the Closing Date or as soon thereafter as is reasonably practicable. Buyers shall provide prior notice to Sellers of any such inventory and shall provide representatives of Sellers the opportunity to observe such inventory. The Sellers shall review such Final Closing Statement within ten (10) days after receipt and shall promptly notify Buyers of any disagreement Sellers may have with the Final Closing Statement, which notice shall specifically identify each item in the Final Closing Statement to which the Sellers object and the reasons for each such objection. Buyers and Sellers shall confer in good faith until they are in agreement on the Final Closing Statement. In the event the Parties are unable to reach agreement on the Final Closing Statement within sixty (60) days of the date Sellers notify Buyers of any such disagreement, with respect to the payment amount that are the subject of dispute, the Parties shall jointly hire the Auditor to resolve any disagreements with respect to the Final Closing Statement, and shall jointly pay the costs of such resolution.

     (b) The Auditor shall conduct an audit of the Final Closing Statement in accordance with generally accepted auditing standards and consistent with this Agreement for the purpose of determining the Purchase Price, employing such reasonable procedures and methods that the Auditor deems necessary and appropriate in the circumstances. Buyers and Sellers shall use their commercially reasonable best efforts to cause the audit to be completed and the report of the Auditor ("Report of the Auditor") to be furnished to Buyers and Sellers within forty-five (45) days following appointment of the Auditor.

     (c) The Report of the Auditor shall include the following: (i) a listing of the items identified in connection with the performance of the audit pursuant to subparagraph (b) of this Section 3.4 which, in the opinion of the Auditor, represent adjustments which should be made in accordance with this Agreement to the Closing Purchase Price as reflected in the Preliminary Closing Statement; and (ii) a statement setting forth the amount of the Purchase Price computed in accordance with Section 2.4 of this Agreement taking into account the adjustments described in clause (i) of this subparagraph (c).

     (d) The Report of the Auditor shall be final and binding upon Buyers and Sellers; provided, however, that both Parties shall have the right to review the
         --------  -------
Report of the Auditor for accuracy and neither Party shall be bound by the Auditor's misstatement of any fact, misapplication of accounting principles, or any misapplication or misinterpretation of this Agreement. Both Parties shall call any misstatement, misapplication or misinterpretation to the attention of the Auditor and the other Party, and if the Auditor adjusts the Report of the Auditor and both Parties agree to such adjustment, the adjusted Report of the Auditor shall be final and binding. If the Report of the Auditor is disputed but not adjusted, or adjusted but not agreed to by the Parties, it still shall be final and binding unless the alleged misstatement, misapplication or misinterpretation, if corrected, would, together with all other misstatements, misapplications and misinterpretations contained in the Report of the Auditor if any, increase or decrease the aggregate purchase price hereunder by Two Hundred Fifty Thousand Dollars ($250,000) or more, in which event the dispute shall be settled by arbitration in accordance with Section 10.12.

     (e) If, after resolution of all disputed items pursuant to the procedures contained in this Section 3.4, the Final Closing Statement establishes an increase in the Purchase Price for the Credit Card Assets over the Closing Purchase Price calculated in the Preliminary Closing Statement, Buyers shall deliver the amount of such increase to the Company within three (3) business days of both Parties' approval of the Final Closing Statement. If the Final Closing Statement establishes a decrease in the Purchase Price from the Closing Purchase Price calculated in the Preliminary Closing Statement, Sellers shall deliver directly to Buyers, as Buyers shall direct, the amount of such decrease within three (3) business days of both Parties' approval of the Final Closing Statement. Any payment made pursuant to this subsection (e) shall include interest calculated from the Cut-Off Time to, but not including, the date such payment is made at the Federal Funds Interest Rate.

     (f) If an Account is not included in the Preliminary Closing Statement, but is included in preparing the Final Closing Statement because such account was an Account as of the Cut-Off Time, such addition shall be deemed to have occurred retroactively as of the Cut-Off Time, and, within three (3) business days after the Parties agree to the Final Closing Statement, Sellers shall remit to Monogram or GE Capital, as appropriate, any payment Sellers received from a Cardholder on such Account on or after the Cut-Off Time and Buyers shall apply any credits on behalf of Sellers made to such Account on or after the Cut-Off Time. Within three (3) days following agreement on the Final Closing Statement, Sellers shall forward to Monogram or GE Capital, as appropriate, all Account Documents that relate to any such Accounts, and shall take all necessary actions to assign all of Sellers' right, title and interest in such Accounts and the related Account Assets to Monogram as GE Capital, as appropriate. Any payment made pursuant to this subsection (f) shall include interest calculated from the Cut-Off Time to, but not including, the date such payment is made at the Federal Funds Interest Rate.

     (g) In the event that each Party owes sums to the other under this Section 3.4, such amounts owed may be netted against each other.

     Section 3.5    Delivery of Books and Records and Account Documents.  Except
                    ---------------------------------------------------
as otherwise provided in the Interim Processing Agreement, Sellers shall use their best efforts to deliver all Books and Records and Account Documents to Buyers on the Closing Date or as soon as practicable thereafter, but in any event, Sellers shall deliver the Books and Records and Account Documents (other than as expressly provided in the definition thereof) to Buyer no later than five (5) days after the Closing Date; provided, however, that Sellers may retain copies of any or all Books and Records and Account Documents delivered to Buyers.

     Section 3.6    Transfer of Absolute Title; Filing of Financing Statements.
                    ----------------------------------------------------------

     (a) The Parties hereto intend that the transactions specified herein shall be treated as a purchase and sale of Accounts, Account Receivables and the other Credit Card Assets to be conveyed hereby for all purposes. Upon Buyers' purchase of such assets pursuant to this Agreement, all of Sellers' right, title and interest therein shall be transferred to Buyers as provided in Section 2.1.

     (b) If, despite the intentions of the Parties, Sellers are found to retain an interest in the Accounts, Account Receivables and/or other Credit Card Assets, Sellers, to secure all of their obligations and Buyers' rights (including their rights to collect Accounts and Account Receivables) hereunder, hereby grant to each Buyer a present and continuing security interest (subject to no other Liens as of the Closing other than Permitted Liens) in and to all of Sellers' right, title and interest, now existing or hereafter arising, in, to and under the portion of the Credit Card Assets acquired by such Buyer pursuant to Section 2.1 hereof, together with the proceeds thereof.

     (c) The Buyers shall prepare for execution by Sellers on or prior to Closing such financing statements (the "Financing Statements") as Buyers reasonably determine are necessary or appropriate to fully preserve, maintain and protect the interest of the Buyers in the Credit Card Assets and in the proceeds thereof. Such Financing Statements shall be in a form acceptable to both Buyers and Sellers. Upon receipt of such financing statements Sellers shall promptly execute and return to Buyers such financing statements. Following filing of such financing statements in such jurisdictions as Buyers may reasonably determine are necessary or appropriate to fully preserve, maintain and protect the interest of the Buyers in the Credit Card Assets, Buyers shall provide Sellers with file-stamped copies of, or filing receipts for, such financing statements as soon as available following such filing.

     Section 3.7    Power of Attorney.  Effective upon the Closing Date and for
                    -----------------
the term provided in the Program Agreements, each Seller hereby irrevocably names, constitutes, and appoints Buyers and any of Buyers' officers, agents, employees, or representatives its duly authorized attorney and agent with full power and authority to endorse in such Seller's name any checks, drafts, or other instruments of payment relating to the Accounts, including through the use of a rubber stamp with the signature of such Seller thereon, to receive and collect any and all monies due under such Accounts, and to enforce performance of all Account Assets purchased by Buyers pursuant to this Agreement. The power of attorney granted by this provision is coupled with an interest and is irrevocable.

     Section 3.8    Post-Closing Payments on Account Receivables.
                    --------------------------------------------

     (a) Sellers shall be entitled to retain all payments on Account Receivables properly posted to the Accounts by Sellers prior to the Cut-Off Time to the extent that the Outstanding Book Balance of Account Receivables used in calculating the Purchase Price was reduced thereby.

     (b) Subject to the Program Agreements, Buyers shall be entitled to retain all payments on Accounts posted to Accounts on or after the Cut-Off Time. As specified in the Interim Processing Agreement and the Program Agreements, in the event Sellers receive any payments after the Cut-Off Time, Sellers or any Person acting on behalf of Sellers shall promptly transmit such payments to Monogram or GE Capital, as appropriate by mutually agreeable means (or, if applicable, the means provided in the Program Agreements), in the case of the Account Receivables, or to the party designated to receive such payments pursuant to the Securitization Contracts, in the case of the Securitization Receivables.

     (c) The Parties agree that adjustments to the Accounts purchased hereunder, including debits for returned goods and services, customer service adjustments, and redebits for NSF checks, that occur after the Cut-Off Time even if the original transactions occurred prior to the Cut-Off Time shall be governed by the Consumer Credit Card Program Agreement or the Commercial Program Agreement, as applicable.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     Section 4.1    Representations and Warranties of the Sellers Respecting the
                    ------------------------------------------------------------
Credit Card Business.  Sellers jointly and severally make the following
--------------------
representations and warranties to Buyers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Buyers.

     (a)  Organization. Each of the Company, JCPP and JCPR is a corporation duly
          ------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Credit Card Bank is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States. Each Seller is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required hereunder or under any Transaction Document to which it is a party, except where the failure to be so qualified would not have a Seller Material Adverse Effect. The Company owns beneficially and of record 100% of the outstanding capital stock of Credit Card Bank and JCPP. The Company and an indirect, wholly-owned subsidiary of the Company own beneficially and of record 100% of the outstanding capital stock of JCPR. No direct or indirect subsidiary other than Credit Card Bank is engaged or has been in engaged in the conduct or operations of the Credit Card Business.

     (b)  Authorization of Transaction; Validity.  Each Seller has full power
          --------------------------------------
and authority (including full corporate power and authority) to execute and deliver this Agreement and each Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. Each of this Agreement and the Transaction Documents to be executed and delivered by each Seller has been duly authorized by all necessary corporate and stockholder action and has been (or will be at the Closing) duly executed and delivered by such Seller and is (or will be at the Closing) the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

     (c)  Noncontravention.
          ----------------

               (i) Neither the execution and the delivery of this Agreement or any Transaction Document, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above) or thereby, will (i) result in a breach of or violate the charter or bylaws or equivalent governing instruments of any Seller; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers or any of its assets is subject; or (iii) except as set forth on Schedule 4.1(c), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of the Credit Card Assets), except for violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice, consents or Liens that would not result in a Seller Material Adverse Effect. Except for the approval of the Federal Trade Commission ("FTC"), the Antitrust Division of the Department of Justice (the "DOJ"), federal banking regulators and Puerto Rican governmental authorities, as required, each of which is listed on Schedule 4.1(c), none of the Sellers is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party (including any rating agency or Securitization Certificateholder) in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 4.1(c). Without limiting the generality of the foregoing, except as set forth on Schedule 4.1(c), no notices or consents are required to be obtained by either Seller from any party to any Contract or Securitization Contract in connection with the assignment of such Contract or Securitization Contract hereunder.

               (ii) None of the Sellers is aware of any facts or circumstances that would create a reasonable likelihood that any of the authorizations, consents, or approvals of any government or governmental agency required in order for the Parties to consummate the transactions contemplated by this Agreement will not be obtained at or prior to the time the same must be obtained in order to permit the transactions contemplated herein to be consummated on or prior to the Closing Date.

     (d)  Title to Assets.  Each Seller has good and valid title to, or a valid
          ---------------
leasehold interest in, the Credit Card Assets (other than the Accounts and Account Receivables and the Real Property, which are provided for in Sections 4.3(a) and 4.1(g), respectively) which it is conveying hereunder, free and clear of all Liens other than Permitted Liens. The Assignment and Assumption Agreements and other conveyance documents to be executed by Sellers on the Closing Date will vest Buyers with good and valid title in and to the Credit Card Assets free and clear of all Liens other than Permitted Liens.

     (e)  Legal Compliance. Each of the Sellers has complied in all material
          ----------------
respects with all Requirements of Law in the conduct of the Credit Card Business (including rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Each Seller has had at all times all Authorizations required to conduct the Credit Card Business and has conducted the Credit Card Business and has owned and operated each of the Credit Card Assets at all times in compliance in all material respects with all such Authorizations. Except as set forth on Schedule 4.1(e), no Seller is subject to any judgment, writ, decree, injunction or order of any federal, state or local court (domestic or foreign) or governmental entity applicable to the Credit Card Business.

     (f)  Financial Statements.
          --------------------

               (i) The Company has delivered true and correct copies of the audited balance sheets and related statements of income, cash flow and changes in stockholders' equity for the Company as of and for the fiscal years ended January 30, 1999, January 31, 1998 and January 25, 1997 and true and correct copies of the unaudited balance sheets and related statements of income, cash flow and changes in stockholders' equity for the Company as of and for the interim period ended July 31, 1999 (the "Financial Statements"). The Financial Statements were prepared from the books and records of the Company, and the balance sheets of the Company included in the Financial Statements fairly present the financial position of the Company as of the dates thereof and the statements of income, changes in stockholders' equity and cash flows of the Company included in the Financial Statements fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the Company for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein or as set forth on Schedule 4.1(f)(i).

               (ii) The Company has delivered true and correct copies of the unaudited statements of income and receivables for the fiscal years ended January 30, 1999, January 31, 1998 and January 25, 1997 and the interim period ended July 31, 1999 (the "JCP Credit Results"). The JCP Credit Results were prepared from the books and records of the Company and fairly present the results of operations of the Company's credit operations for the periods set forth therein and were prepared in accordance with the Accounting Principles described in Schedule 4.1(f)(ii).

               (iii) The Company has delivered true and correct copies of the unaudited balance sheets and related statements of income and changes in working capital as of and for the fiscal years ended January 30, 1999 and January 31, 1998 (the "JCPR Financial Statements"). The JCPR Financial Statements were prepared from the books and records of JCPR, and the balance sheets of JCP Receivables, Inc. included in the JCPR Financial Statements fairly present the financial position of JCPR as of the dates thereof and the statements of income and changes in working capital included in the JCPR Financial Statements fairly present the results of operations and changes in working capital, as the case may be, of JCPR for the periods set forth therein, in each case in accordance with the Accounting Principles described in Schedule 4.1(f)(iii).

     (g)  Real Property.
          -------------

          (i) Schedule 1.117 lists and describes the owned Real Property. With respect to each such parcel of owned Real Property:

               (G) the identified owner has, and after the Closing, GE Capital will have a fee simple title to the parcel of Real Property, free and clear of all Liens, adverse claims and other matters affecting title to or possession of such owned Real Property, including all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, excepting only the Permitted Liens, which Permitted Liens are listed on Schedule

          4.1(g)(i)(A) in a manner so that the owned Real Property to which they relate is readily identifiable. At Closing, title to the owned Real Property shall be insurable by any title insurance company selected by GE Capital, at such company's regular rates pursuant to an ALTA standard owner's form of policy, free of all exceptions except for Permitted Liens.

               (H) there are no pending or, to the knowledge of Sellers, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Real Property or other matters materially and adversely affecting the current use, occupancy, or value thereof;

               (I) the approval of governmental authorities (including material licenses and permits) required in connection with the ownership of the owned Real Property or operation thereof has been obtained, and such Real Property has been operated and maintained in accordance with all Requirements of Law in all material respects;

               (J) other than as set forth in Schedule 4.1(g)(i)(D) hereto, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of current or future use or occupancy of any portion of the parcel of Real Property;

               (K) there are no outstanding options or rights of first refusal to purchase or lease the parcel of Real Property, or any portion thereof or interest therein;

               (L) Sellers have obtained all approvals, permits and rights-of-way, including proof-of-dedication, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. There are no restrictions on entrance to or exit from the Real Property to adjacent public streets and no conditions which will result in the termination of the present access from the Real Property to existing highways and roads.

               (M) The improvements on the Real Property are in sufficient condition to continue the operations of the Credit Card Business in the ordinary and usual course consistent with past practices.

               (N) other than as set forth in Schedule 4.1(g)(i)(H) hereto, there are no parties (other than the Sellers) in possession of the parcel of Real Property.

          (ii) Schedule 4.1(g)(ii) lists and describes briefly (such description setting forth the tenant, landlord or sublandlord, description of the premises, commencement and expiration dates of the current term, current monthly rental, and whether consent is required for the assignment thereof) all Real Property that is leased or subleased to any of the Sellers. The Sellers have delivered to the Buyers correct and complete copies of the leases and subleases listed in Schedule

     4.1(g)(ii) (together with all amendments, supplements, letter agreements or estoppel certificates related thereto). With respect to each lease and sublease listed therein (including each lease or sublease listed on Schedule 4.1(g)(i)(D)):

               (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

               (B) no Seller party to the lease or sublease is in breach or default, and to the knowledge of Sellers no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (C) none of the Sellers has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (D) all approvals of governmental authorities (including material licenses and permits) required to be obtained by Sellers in connection with the operation of all facilities subject to such lease or sublease have been obtained, and all such facilities have been operated by the Sellers in accordance with all Requirements of Law in all material respects; and

               (E) none of the Sellers has made payments under any lease or sublease more than one (1) month in advance.

     (h)  Equipment.  The Equipment is in sufficient operating condition to
          ---------
continue the operations of the Credit Card Business in the ordinary and usual course consistent with past practices. Except as set forth on Schedule 4.1(h), no Equipment is under any lease of tangible personal property involving aggregate payments in excess of $1,000,000 other than those which may be cancelled without penalty in thirty (30) days. Except as set forth on Schedule 4.1(h), upon consummation of the transactions contemplated by this Agreement, GE Capital will be entitled to continue to use all Equipment currently employed by Sellers in the conduct of the Credit Card Business as presently conducted without the necessity of obtaining a consent or paying a fee.

     (i)  Contracts.  With respect to each Contract and Securitization Contract:
          ----------
(A) such contract is legal, valid, binding, and enforceable in accordance with its terms, and in full force and effect; (B) no Seller is in material breach or default, and to the knowledge of the Sellers no other party is in material breach or default, and to the knowledge of Sellers no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such contract; and (C) no party has repudiated any material provision of such contract. No Seller has entered into any Contract other than in the ordinary course of the Credit Card Business. Sellers have provided true and complete copies of all Contracts and Securitization Contracts to Buyers. Except for the Intercompany Contracts or as otherwise disclosed on Schedule 4.1(i), the Contracts and the Securitization Contracts constitute all of the contracts to which any Seller is a party that relate exclusively to the Credit Card Business.

     (j)  Litigation.  Except as set forth on Schedule 4.1(j), there are no (i)
          ----------
civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending (including any counterclaims) or, to Sellers' knowledge, threatened against any Seller relating to or affecting the Credit Card Assets, the Assumed Liabilities, or the Credit Card Business or that would materially impair the ability of the parties to consummate this Agreement or any agreements contemplated hereby or (ii) Liabilities or any other fact or circumstance to Sellers' knowledge that forms the basis for any valid claim against or Liability of Sellers relating to or affecting the Credit Card Assets, the Assumed Liabilities, or the Credit Card Business or that would materially impair the ability of the parties to consummate this Agreement or any agreements contemplated hereby. Except as set forth on Schedule 4.1(j), no Seller has been the subject of any proceeding nor to Sellers' knowledge have there been any investigations by or before any governmental entity, in either case relating to the Credit Card Business or any Credit Card Assets from January 1, 1997 through the Closing Date.

     (k)  Employees.  None of the Employees is represented in his or her
          ---------
capacity as an employee of Sellers by any labor organization, nor have Sellers recognized any labor organization as the collective bargaining agent of any Employees. There are no pending proceedings for the certification of a labor union involving any of the Employees or, to Sellers' knowledge, any union organization activity involving any of the Employees. There has never been union representation involving any of the Employees. There are not, and within the last twelve months there have not been, pending or, to Sellers' knowledge, threatened, any, strikes, slowdowns, work stoppages, other job actions, lockouts or other labor disputes involving any of the Employees. Except as set forth on
Schedule 4.1(k), there are not, and within the last twelve months there have not been, pending or, to Sellers' knowledge, threatened, any, claims of wrongful discharge, employment discrimination, sexual harassment or other employment dispute involving any of the Employees. Sellers are in material compliance with all laws, regulations and orders relating to the employment of labor with respect to the Credit Card Business, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes. There has been no "mass layoff" or "plant closing" by Sellers under WARN in connection with the Credit Card Business within the six
(6) months prior to Closing. None of the Employees is a party to any individual employment, retention, change in control, severance or similar agreement in connection with the Credit Card Business other than the Employee Retention Plan.

     (l)  ERISA and Employee Benefit Plans.  Schedule 4.1(l) sets forth all
          --------------------------------
"employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave and vacation pay, maintained or sponsored by Sellers for current or former employees of Sellers engaged in the Credit Card Business (the "Seller Plans"). Sellers have made available or delivered to Buyer, to the extent applicable, true, correct and complete copies of the Plans or summary plan descriptions with respect to such Plans. The Seller Plans intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and nothing has occurred with respect to the operation of the Seller Plans which is reasonably likely to cause the loss of such qualification or exemption or the imposition of any Liability, penalty or tax under ERISA or the Code. The Seller Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) employed in connection with the Credit Card Business, (ii) increase any benefits otherwise payable to any such individual under any Seller Plan or (iii) result in the acceleration of the time of payment or vesting of any benefits to such individual under any such plan.

     (m)  Tax and Other Returns and Reports.
          ---------------------------------

     Except as set forth in Schedule 4.1(m):

          (i) Each Seller and the Securitization Trust has timely filed (taking into account available extensions), or there has been timely filed on its behalf, with the appropriate governmental entities, all Tax Returns and Income Tax Returns required to be filed by it in connection with the Credit Card Assets and the Credit Card Business (except to the extent that any failure to file such returns would not have a material adverse effect on such Seller or the Securitization Trust, as applicable), and all such Tax Returns and Income Tax Returns are true and correct in all material respects. Each Seller and the Securitization Trust (as applicable) has paid all Taxes and Income Taxes shown as due thereon (other than amounts that are being contested through appropriate procedures);

          (ii) To the knowledge of each Seller, no notice of the institution of any audit or investigation has been received relating to any Taxes or Income Taxes or Tax or Income Tax Returns referenced in paragraph (i) above and no issue has been raised relating to the Tax or Income Tax treatment of the Credit Card Business or the Securitization Trust in any audit report issued with respect to a taxable year that is still open under the applicable statute of limitations on assessment;

          (iii) To the knowledge of each Seller, no claim has been made with respect to the Credit Card Business or the Securitization Trust by a taxing authority in a jurisdiction where a Seller or the Securitization Trust does not file Tax or Income Tax returns with respect to the Credit Card Assets or the Credit Card Business to the effect that such Seller is or may be subject to taxation by that jurisdiction;

          (iv) No Assumed Liability is a contract, plan or arrangement involving any Seller covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Buyers or such Seller by reason of Section 280G or Section 162(m) of the Code;

          (v) No Seller is a foreign Person within the meaning of Section 1445 of the Code;

          (vi) Each Seller is a "United States Person" within the meaning of
     Section 7701(a)(30) of the Code.

     (n)  Environmental Matters.  Except as disclosed on Schedule 4.1(n), (i)
          ---------------------
the Credit Card Assets are and have been in material compliance with all Environmental Laws; (ii) no judicial or administrative proceedings are pending or, to the knowledge of Sellers, threatened against any Seller relating to the Credit Card Assets, including the Real Property, that allege the violation of or seek to impose liability pursuant to any Environmental Law and, there are no investigations pending or, to the knowledge of Sellers, threatened against any Seller with respect to the Credit Card Assets, including the Real Property, which in any case could give rise to Environmental Losses; (iii) to the knowledge of Sellers, there are no facts, circumstances or conditions relating to, arising from or attributable to the Credit Card Assets, including the Real Property, that are reasonably likely to give rise to Environmental Losses; (iv) Sellers never installed any underground storage tank at any of the Real Property and, to Sellers' knowledge, no underground storage tanks are present at any of the Real Property; and (v) Sellers have provided Buyers with copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations related to the Credit Card Assets, including any Real Property, whether owned or leased, that are to be transferred to Buyers that are in the possession, custody or control of Sellers. Schedule 4.1(n) contains an accurate and complete description of all investigations, actions, proceedings and claims of whatsoever nature arising under any Environmental Law that are pending or to Sellers' knowledge threatened, involving the Credit Card Assets, including the Real Property.

     (o)  Y2K Compliance.  Each Seller hereby represents that (a) it has taken
          --------------
and is taking the necessary and appropriate steps to ascertain the extent of, quantify and address the ability of its material systems, hardware and software products and facilities being transferred to Buyers hereunder (other than personal computers located at the real property) to be Fully Date Capable as of and on each day after the date hereof, including risks resulting from the failures of its vendors and suppliers to be Fully Date Capable; and (b) its material systems, hardware and software products and facilities being transferred to Buyers hereunder (other than personal computers located at the real property), and to the best of its knowledge, those of its vendors and suppliers will, on a timely basis, be Fully Date Capable in all material respects.

     (p)  Bulk Sales Law.  No Seller is required to comply with any applicable
          --------------
"bulk sales" law or regulation relating to transfers governed by Article 6 of the UCC or any other Requirements of Law relating to bulk transfers (other than tax laws) in connection with the consummation of the transactions contemplated hereby.

     (q)  Intellectual Property Contracts.  Schedule 4.1(q) accurately lists
          -------------------------------
all of the Contracts pursuant to which Sellers acquired or licensed from unaffiliated third-party vendors Intellectual Property in connection with the Credit Card Business (the "Intellectual Property Contracts"). Unless otherwise indicated on Schedule 4.1(q), (i) Sellers own the entire right, title and interest in and to the Intellectual Property that Sellers acquired pursuant to Intellectual Property Contracts (including the exclusive right to use and license the same) free and clear of any Liens, and (ii) all licenses of Intellectual Property are valid and enforceable in accordance with their terms and no events of default under such licenses have occurred. No Seller has received any written notice or has reason to know of, any claim that any Intellectual Property acquired by Sellers or licensed to Sellers pursuant to the Intellectual Property Contracts infringes on any intellectual property owned by or licensed to any Person other than a Seller and no Seller knows of any challenge to the Intellectual Property or infringement or conflict with the rights of others which may occur as a result of the continued operation of the Credit Card Business as currently conducted or currently proposed to be conducted. Except as may be provided in the Intellectual Property Contracts, no Seller is under any obligation to pay royalties or similar payments for the use of any Intellectual Property licensed to Sellers pursuant to any Intellectual Property Contract.

     (r)  Conduct of the Business.  Since January 31, 1999, Sellers have
          -----------------------
conducted the Credit Card Business in the ordinary course consistent with past practice and have complied with the Policies and Procedures in all material respects. Since January 31, 1999, no Seller has in connection with the Credit Card Business, except as set forth on Schedule 4.1(r):

          (i) sold, encumbered, assigned or transferred any assets or properties which would have been included in the Credit Card Assets, except for the consumption of the Consumable Inventory and the transfer and assignment of Securitization Receivables to the Securitization Trust in the ordinary course of business consistent with past practice;

          (ii) subjected any of the Credit Card Assets to any Lien of any nature whatsoever, except, with respect to Credit Card Assets other than the Account Assets, for Permitted Liens;

          (iii) made or suffered any amendment or termination of any Contract or Securitization Contract or waived any rights thereunder, other than in the ordinary course of business consistent with past practice;

          (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting the Credit Card Business, the prospects thereof or the Credit Card Assets;

          (v) received notice or had knowledge of any actual or threatened strikes, slowdowns, work stoppages, other job actions, lockouts or other labor disputes or other occurrence, event or condition of any similar character which has had or might have a material adverse effect on the Credit Card Business, the prospects thereof or the Credit Card Assets;

          (vi) other than in the ordinary course of business consistent with past practice, and except for the adoption of the Employee Retention Plan, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

          (vii) changed any of the accounting principles (including the Accounting Principles) followed by it or the methods of applying such principles;

          (viii) entered into any transaction with respect to the Credit Card Business other than in the ordinary course of business consistent with past practice;

          (ix)   suffered any Seller Material Adverse Effect; or

          (x) purchased any capital asset or entered into any capital lease, in either case in excess of $1,000,000 in the aggregate, or made any commitment for future capital expenditures in excess of $250,000 in the aggregate except for such of the foregoing as may be required for ordinary repair, maintenance or replacement of assets.

     (s)  Accuracy of Information.  To Sellers' knowledge, the Materials and
          -----------------------
Information furnished by Sellers to Buyers with respect to Sellers' conduct of the Credit Card Business prior to the Closing are true, correct, complete and accurate in all material respects.

     (t)  Sufficiency of Assets.  The Credit Card Assets to be conveyed or
          ---------------------
licensed to Buyers at Closing constitute all assets required by Sellers to conduct the Credit Card Business as presently conducted in the ordinary and usual course consistent with past practices other than (i) Contracts with respect to which the requisite consents to assignment have not been obtained as of the Closing Date, and (ii) the items specifically enumerated in clauses (i) through (xiv) of the definition of "Excluded Assets" in Article I of this Agreement.

     (u)  Intellectual Property to be Licensed.  The Intellectual Property
          ------------------------------------
licensed to Buyers pursuant to Section 2.5(b) is owned by Sellers and may be used to perform under the Interim Processing Agreement without restriction.

     (v)  Brokers.  With the exception of Credit Suisse First Boston Corporation
          -------
and First Annapolis Capital, Inc., which were retained by Sellers and shall be paid any fee or commission due it by Sellers, Sellers have not, directly or indirectly, employed any broker, finder, financial advisor, or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a brokerage, finders' or other fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

     Section 4.2    Representations and Warranties of the Buyers.  Buyers
                    --------------------------------------------
jointly and severally make the following representations and warranties to Sellers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Sellers.

     (a)  Organization of the Buyers.  GE Capital and Star Receivables are
          --------------------------
corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation. Monogram is a banking corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia.

     (b)  Authorization of Transaction.  Each Buyer has full power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and each Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. Each of this Agreement and the Transaction Documents to be executed and delivered by each Buyer has been duly authorized by all necessary corporate action and has been (or will be at the Closing) duly executed and delivered by such Buyer and is (or upon execution and delivery will be) the valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms.

     (c)  Noncontravention.
          ----------------

               (i) Neither the execution and the delivery of this Agreement or any Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in a breach or violate the charter or bylaws or equivalent governing instruments of either Buyer; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Buyer or any of its assets is subject; or (iii) except as set forth on Schedule 4.2(c), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which any Buyer is a party or by which it is bound or to which any of its assets is subject, except for such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice, or consents that would not result in a Buyer Material Adverse Effect. Except for filings with and the approval of the FTC, DOJ, federal and Georgia banking regulators and Puerto Rican governmental authorities, none of the Buyers is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 4.2(c).

               (ii) None of the Buyers is aware of any facts or circumstances that would create a reasonable likelihood that any of the authorizations, consents, or approvals of any government or governmental agency required in order for the Parties to consummate the transactions contemplated by this Agreement will not be obtained at or prior to the time the same must be obtained in order to permit the transactions contemplated herein to be consummated on or prior to the Closing Date.

     (d)  Litigation.  There are no actions, suits, claims, proceedings, or
          ----------
governmental investigations or inquiries pending or, to Buyer's knowledge, threatened against any Buyer seeking to prevent or that, if successful, would prevent the consummation of the transactions contemplated by this Agreement or any agreements contemplated hereby.

     (e)  Accuracy of Information.  To Buyers' knowledge, the Materials and
          -----------------------
Information furnished by Buyers to Sellers prior to the Closing are true, correct, complete and accurate in all material respects.

     (f)  Brokers.  Buyers have not, directly or indirectly, employed any
          -------
broker, finder, financial advisor, or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a brokerage, finders' or other fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

     Section 4.3    Representations and Warranties of Sellers Regarding the
                    -------------------------------------------------------
Accounts.  Sellers jointly and severally make the following representations and
--------
warranties to Buyers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Buyers:

     (a)  Title to Accounts.  Each of the Credit Card Bank and the Company has
          -----------------
good and valid title to and is sole owner of its Accounts, free and clear of all Liens other than Permitted Liens. The Sellers collectively have good and valid title to and are the sole owners of the Account Assets, free and clear of all Liens other than Permitted Liens. Other than as between the Sellers, there has been no prior sale by the Credit Card Bank or the Company of such Accounts. No Person other than Sellers has owned at any time any of the Accounts. No Account is currently pledged by the Credit Card Bank or the Company or is subject to any Liens other than Permitted Liens. Each of the Credit Card Bank and the Company has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Consumer Account to Monogram and each Commercial Account to GE Capital pursuant to this Agreement free and clear of any Liens other than Permitted Liens. Each Seller has good and valid title, free and clear of all Liens other than Permitted Liens, to and is the sole owner of its Account Receivables. Other than as between the Sellers, there has been no prior sale by any Seller of such Account Receivables. No Person other than Sellers has owned at any time any of the Account Receivables. No Account Receivable is currently pledged by any Seller or is subject to any Liens other than Permitted Liens. Each Seller has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Consumer Credit Card Receivables to Monogram and the Commercial Receivables to GE Capital pursuant to this Agreement free and clear of any Lien.

     (b)  Accuracy of Preliminary Closing Tape and Final Closing Tape.  Each
          -----------------------------------------------------------
Account and each Account Receivable is in all respects as described in the Preliminary Closing Tape and the Final Closing Tape, and when delivered by Sellers to Buyers, the information contained in the Preliminary Closing Tape and the Final Closing Tape shall be correct in all respects as of Preliminary Cut-Off Time, in the case of the Preliminary Closing Tape, and as of the Cut-Off Time, in the case of the Final Closing Tape.

     (c)  Credit Card Business.  The Credit Card Business is operated as a part
          --------------------
of the business of the Company and under the control of the Company. While the Sellers rely on independent contractors to provide certain services and operations related to the Credit Card Business, all aspects of the Credit Card Business are ultimately managed solely by the Company.

     (d)  Compliance with Laws.
          --------------------

               (i) Other than the Minor Accounts, each Account Receivable and Securitization Receivable is the legal, valid and binding obligation of the Cardholder, and each Account Receivable and Securitization Receivable is enforceable and legally collectible in accordance with its terms and applicable law, subject to no defense, offset or counterclaim.

               (ii) A Credit Card has been issued in connection with each Consumer Account and each Commercial Monthly Account.

               (iii) All Consumer Accounts are with individuals (other than individuals maintaining an account for commercial purposes), and no Consumer Account has been entered into with any corporation, partnership, association or other entity.

               (iv) No Consumer Credit Card Receivable or Securitization Receivable is a "commercial loan," as that term is used in the Bank Holding Company Act of 1956, as amended.

               (v)   Except for litigation, orders and judgments identified on
Schedule 4.3(d)(v), no federal, state or local or other governmental entity has placed any restriction on the Credit Card Business or the Credit Card Assets or Sellers' consummation of the transactions specified herein or in the Program Agreements. Except as identified in Schedule 4.3(d)(v), no investigation or review by any governmental entity with respect to the Credit Card Business, or Sellers' consummation of the transactions specified herein or in the Consumer Credit Card Program Agreement or the Commercial Program Agreement, is pending or threatened, nor has any governmental entity indicated an intention to conduct any investigation or review. Sellers are not in default under, and no event has occurred which with the lapse of time or action by a third party could result in a default under, the terms of any judgment, order, writ, decree, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity.

               (vi) There are no acts or practices, with respect to which refunds or restitutions on any Account may be required, of which Sellers have knowledge or which has been cited in any compliance report relating to the Credit Card Business as a result of an examination or review by any regulatory authority.

  (e) Accounts.  All Accounts have been originated by the Credit Card Bank or
      --------
the Company in the ordinary course of their respective businesses in accordance with the Policies and Procedures in all material respects. All applications submitted by Cardholders with respect to the Accounts have been evaluated by the Credit Card Bank or the Company in accordance with the Policies and Procedures.

  (f) Cardholder Agreements.  Other than with respect to the Minor Accounts,
      ---------------------
each Cardholder Agreement is the legal, valid, and binding obligation of the Cardholder and any guarantor named therein and is enforceable in accordance with its terms. The Sellers have heretofore delivered to Buyers copies of the forms of Cardholder Agreements and credit card applications in their possession. The terms of such Cardholder Agreements have not been impaired, waived, altered, amended or modified in any material respect since December 31, 1998 and any such changes prior to such date were made in accordance with the Policies and Procedures and applicable Requirements of Law and are in full force and effect. As of the Closing Date, all such Cardholder Agreements are freely assignable and do not require the approval or consent of any Cardholder or any other Person, individual or entity to effectuate the valid assignment of the same in favor of Monogram, with respect to Consumer Accounts, and GE Capital, with respect to Commercial Accounts. Each Seller is in compliance with all the terms and conditions in the Cardholder Agreement and has performed all of its duties thereunder; and no default, breach or other event by the Sellers, which with the passage of time or the giving of notice, or both, would constitute a default or breach thereunder exists or, to Sellers' knowledge, is threatened.

  (g) Effectiveness of Transfer.  To the extent applicable to each Seller, (i)
      -------------------------
the transfer and assignment of the Consumer Account Assets from Sellers to Monogram, and the execution and delivery of the Assignment and Assumption Agreements in accordance with this Agreement, will transfer to and vest in Monogram good and valid title in and to the Consumer Accounts, the Consumer Credit Card Receivables, and the other Consumer Account Assets free and clear of any Liens other than Permitted Liens, and (ii) the transfer and assignment of the Commercial Account Assets from Sellers to GE Capital, and the execution and delivery of the Assignment and Assumption Agreements in accordance with this Agreement, will transfer to and vest in GE Capital good and valid title in and to the Commercial Accounts, the Commercial Receivables and the other Commercial Account Assets free and clear of any Liens other than Permitted Liens.

  (h) Absence of Defaults.  To Sellers' knowledge, except for payment defaults
      -------------------
there is no default, breach, violation, or event of acceleration existing under any Account and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration that would materially and adversely affect Monogram's or GE Capital's, as applicable, ability to collect any of the Accounts. Except for payment defaults, none of the Sellers has waived any default, breach, violation or event of acceleration with respect to the Accounts that would materially and adversely affect Monogram's or GE Capital's, as applicable, ability to collect any of such Accounts.

  (i) Information Tax Returns and Reports.  Each Seller and the Securitization
      -----------------------------------
Trust has properly and timely filed (and otherwise complied with any reporting requirements relating to) IRS Form 1099-C and 1099-INT and any corresponding forms or reports required by any State.

  (j) Financial Reporting and Credit Card Account Servicing.  All Accounts have
      -----------------------------------------------------
been properly accounted for in all material respects in accordance with GAAP and all payments or monies received by each Seller with respect to the payment of any such Accounts have been properly applied. Each Account has been serviced by Sellers in all material respects in accordance with the applicable Cardholder Agreement and Requirements of Law.

  (k) Account Payments and Domicile.  Payments in respect of each Account are
      -----------------------------
billed and are payable in U.S. dollars. The aggregate outstanding balances and the aggregate credit limits of the Accounts in the names of Cardholders outside the United States or Puerto Rico does not exceed $15 million and $100 million, respectively.

  (l) Charge-Offs.  During the year prior to the Cut-Off Time, Accounts were
      -----------
charged off by Seller in accordance with the Charge-Off Practices.

  (m) Absence of Foreclosure, Bankruptcy, and Other Proceedings.  Except as
      ---------------------------------------------------------
disclosed on the Preliminary Closing Tape, Sellers had not been notified in writing as of the Preliminary Cut-Off Time that any of the Cardholders are currently subject to proceedings under the federal bankruptcy law or any other state or federal law for the relief of debts or otherwise been subject to bankruptcy or foreclosure proceedings other than such notices not yet reflected by Sellers in their books and records in the ordinary course of business and consistent with past practices as of the Preliminary Cut-Off Time. After the Preliminary Cut-Off Time, Sellers shall continue to reflect all such notices received prior to the Cut-Off Time in their books and records in the ordinary course of business consistent with past practices. All such notices that remain in the possession of Sellers after the Cut-Off Time that are not reflected in Sellers books and records as of the Cut-Off Time will be delivered to Buyers within [5] business days after the Closing Date.

  (n) No Secured Accounts.  None of the Accounts or the related Account
      -------------------
Receivables or Securitization Receivables is secured by a pledge of collateral by the related Cardholder.

  (o) Reaffirmed Accounts.  To the extent Sellers have determined that an
      -------------------
Account was not reaffirmed in compliance with applicable bankruptcy law and other Requirements of Law, Sellers have written-off the indebtedness under such Account prior to the date hereof. Except as stated immediately above, the balance on each Reaffirmed Account is in compliance with applicable bankruptcy law and applicable Requirements of Law and such Reaffirmed Account, and all amounts owing thereunder, are the legal, valid and binding obligations of the applicable Cardholder enforceable in accordance with its terms. Sellers have not obtained any reaffirmations of Accounts after February 1998.

  (p) Minor Accounts.  Sellers' program for establishing Minor Accounts has been
      --------------
terminated and Sellers are no longer opening Accounts with minors. The aggregate outstanding balances of all Minor Accounts and the aggregate credit limits with respect to all Minor Accounts on the date hereof did not exceed $10.5 million and $150 million, respectively.

  (q) Grace Periods.  None of the Accounts being purchased are subject to
      -------------
Cardholder terms and conditions which require a grace period after the billing cycle closing date prior to imposition of a late fee.

  Section 4.4  Representations and Warranties of Sellers Regarding the.
               --------------------------------------------------------
Securitization Trust and the Securitization Transactions.  Sellers jointly and
--------------------------------------------------------
severally make the following representations and warranties to Buyers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Buyers:

  (a) The Master Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Securitization Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

  (b) Except as set forth on Schedule 4.4(b), there have not been any early amortization events, amortization events, defaults or other event, that with either notice or the passage of time would constitute an event or default or events of default under the Master Trust Agreement other than those that have been cured, duly waived or previously disclosed in writing to Buyers.

  (c) The Securitization Trust is not, and will not be as a result of the transfer of the Securitization Assets, an association taxable as a corporation for federal income tax purposes.

  (d) The transfer to Star Receivables of the Securitization Assets is not a transaction required to be registered under the Securities Act.

  (e) The Registration Statements, as of their respective effective dates, were declared effective under the Securities Act and no stop order suspending the effectiveness of such Registration Statements had been issued as of such dates. The Registration Statements, as of their respective effective dates, conformed in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations"). On the dates of their use, each Prospectus conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations. Neither the Registration Statements, as of their respective effective dates, nor the Prospectuses, on the dates of their use, or any amendments or supplements to the foregoing, contained or incorporated by reference any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

  (f) There are no pending or, to the knowledge of Sellers, threatened proceedings, lawsuits, or administrative actions alleging violations of the Securities Act or the Securities Exchange Act of 1934 relating to any of the Registration Statements or Prospectuses.

  (g) The transfer and assignment of the Securitization Retained Interests to Star Receivables and the execution and delivery of the Assignment and Assumption Agreement, in accordance with this Agreement, will transfer to and vest in Star Receivables good and valid title in and to the Securitization Assets free and clear of any Liens other than Permitted Liens.

  (h) No interests in the Securitization Trust have been issued since November 25, 1998.

  (i) JCPR has validly sold all Securitization Receivables purchased by it to the Securitization Trust and JCPR does not own any Securitization Receivables.

  Section 4.5  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the respective Parties set forth in Article IV of this Agreement shall survive the Closing until the date which is two years after the Closing Date and shall then expire. Notwithstanding the foregoing, (a) the representations and warranties in Sections 4.1(d), 4.1(v), 4.2(f), 4.3(a) and 4.4(g) shall survive the Closing and remain in effect indefinitely, (b) the representations and warranties in Sections 4.1(m), 4.3(i) and 4.4(c) shall survive the Closing and remain in effect until thirty (30) days after the last date on which any Tax or Income Tax may be validly assessed by the Internal Revenue Service or any other governmental entity against the Credit Card Assets or the Credit Card Business, (c) the representations and warranties in Section 4.1(n) shall survive the Closing and remain in effect for a period of three years from the Closing Date, and (d) the representations and warranties in Sections 4.1(k), 4.1(l), 4.3(o) 4.3(g), 4.4(d) and 4.4(e) shall survive the
Closing and remain in effect until thirty (30) days after the expiration of the applicable statute of limitations. Claims for breach of any such representations or warranties may be asserted after expiration of the applicable periods specified above, and such claims shall not be subject to any defense based on nonsurvival of such representation and warranty, if, but only if, written notice shall have been given with respect thereto on or before expiration of the applicable periods specified above in accordance with the terms of Section 8.2 hereof.

                                   ARTICLE V


                 [Intentionally Omitted]
                 -----------------------

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

  Section 6.1    Conditions to Obligations of Buyers.  The obligations of
                 -----------------------------------
Buyers to purchase the Credit Card Assets are subject to the following conditions precedent, one or more of which may be waived by Buyers in their sole discretion:

  (a) Closing Documents.  Each of the Sellers shall have executed and delivered
      -----------------
this Agreement and each of the Transaction Documents to which it is party and each such agreement shall be in full force and effect.

  (b) Corporate Documents of Seller.  Each Seller shall have delivered to Buyers
      -----------------------------
certificates of the Secretary or Assistant Secretary of such Seller setting forth resolutions of such Seller's board of directors (and, if required, its stockholder(s)) with respect to the approval of this Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereunder and thereunder, and the authorization of officers of such Seller to sign this Agreement and such Transaction Documents.

  (c) No Pending Litigation.  There shall not be  pending or threatened any
      ---------------------
suit, action, injunction, investigation, inquiry or other proceeding against either of the Parties before any court or government agency, which has resulted or will likely result in an order staying or judgment restraining or prohibiting the transactions contemplated hereby or subject a Party to material liability on the grounds that it has breached any law or regulation or otherwise acted improperly in connection with the transactions contemplated hereby.

  (d) Covenants; Representations and Warranties.  Each Seller shall have
      -----------------------------------------
performed in all material respects, and be in compliance in all material respects with, all of its agreements and covenants under this Agreement. Each of the representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality) on and as of the Closing Date as if made on such date. Each Seller shall have delivered to Buyers a certificate signed on such Seller's behalf by an appropriate officer dated as of the Closing Date to the foregoing effect.

  (e) Financing Statement.  At or before the Closing Date, Sellers shall have
      -------------------
executed and delivered to Monogram the Financing Statements.

  (f) Consents.
      --------

      (i) All required consents, licenses, permits or approvals or authorizations or exemptions by notice or report to, or registrations, filings or declarations with, any governmental authority, in connection with the execution or delivery by each Buyer, and the validity or enforceability, of this Agreement and the consummation of the transactions contemplated hereby, or the performance by each Buyer of its obligations hereunder shall have been obtained at or prior to the Closing Date; and

      (ii) Sellers shall have obtained and shall have delivered to Buyers all requisite consents (including any required consents of any of the Sellers) to the assignment of the Securitization Retained Interests, the assignment of the Securitization Contracts, any amendments of the Securitization Contracts necessary to permit Star Receivables to succeed to the rights and obligations of JCPR under the Securitization Contracts, the assignment of any letter of credit, guaranty, or other means of credit enhancement issued to or for the benefit of the Securitization Trust or the holders of beneficial interests therein, and any amendments to the Securitization Contracts necessary to permit the assignment of the Securitization Retained Interest to Star Receivables.

      (iii) Sellers shall have obtained and delivered to Buyer a requisite consents to the assignment of the Contracts specified in Schedule 6.1(f)(iii).

  (g) HSR Act; Other Approvals.  The expiration or early termination of any
      ------------------------
waiting periods under the HSR Act; the receipt of approval of the FDIC under the federal Bank Merger Act and the expiration of the applicable waiting period thereunder; the receipt of approval of Georgia banking regulators under Georgia banking laws and the expiration of the applicable waiting period thereunder; and the receipt of each other approval set forth on Schedule 4.2(c) shall have been obtained prior to the Closing.

  (h) Opinion.  Buyers shall have received (i) from Morrison & Foerster LLP, an
      -------
opinion, dated as of the Closing Date, substantially in the form of Exhibit G and (ii) a reliance letter from Skadden, Arps, Slate, Meagher & Flom entitling Buyers to rely on the opinion delivered by such firm to the Trustee of the Securitization Trust in connection with the transfer and assignment of the Securitization Retained Interest and the Securitization Contracts hereunder;

  (i) No Seller Material Adverse Effect.  Since the date of this Agreement, no
      ---------------------------------
Seller Material Adverse Effect shall have occurred.

  (j) Liens.  Evidence that all actions necessary to be taken by Sellers (i) to
      -----
perfect Buyers' Lien (subject to no other Lien as of the Closing Date other than Permitted Liens) in and to the Accounts, the Account Receivables and to the other property in which Buyers are given a Lien under this Agreement and the Consumer Credit Card Program Agreement or the Commercial Program Agreement to the extent provided for in the UCC and (ii) to insure that Buyers' have good and valid title in and to Accounts have been taken. Such evidence shall include the release and filing of duly signed and executed termination statements pursuant to the UCC with respect to any and all Liens (other than Buyers' Liens and Permitted Liens) in and to the property in which Buyers are given a security interest under this Agreement and the Consumer Credit Card Program Agreement or the Commercial Program Agreement.

  (k) Necessary Action Taken.  Except for executing and delivering the documents
      ----------------------
required at Closing, Sellers shall have taken all necessary actions required by this Agreement to sell the Credit Card Assets to Buyers so that Buyers have a right to collect Accounts no later than the opening of business on the Closing Date.

  (l) Other Agreements.  The conditions to the obligations of Monogram, GE
      ----------------
Capital and their Affiliates, respectively, pursuant to the Transaction Documents shall have been satisfied or waived.

  (m) Rating Agency Approval.  The Sellers shall have delivered to the Buyers
      ----------------------
written confirmation from each nationally recognized statistical rating agency the consent of which is required under any of the Securitization Contracts that the assignment of the Securitization Assets will not result in the reduction, qualification or withdrawal of any of such credit ratings.

  Section 6.2   Conditions to Obligations of Sellers.  The obligations of
                ------------------------------------
Sellers to sell the Credit Card Assets are subject to the following conditions precedent, one or more of which may be waived by Sellers in Sellers' sole discretion:

  (a) Closing Documents.  Each Buyer shall have executed and delivered this
      -----------------
Agreement and each of the Transaction Documents to which it is party and each such agreement shall be in full force and effect.

  (b) Corporate Documents of Buyer.  Each Buyer shall have delivered to Sellers
      ----------------------------
certificates of the Secretary or Assistant Secretary of such Buyer setting forth resolutions of such Buyer's board of directors or excerpts of minutes of meetings of such board of directors with respect to the approval of this Agreement and the Transaction Documents to which it is a party and transactions contemplated hereunder and thereunder, and the authorization of officers of Buyers to sign this Agreement and such Transaction Documents.

  (c) Closing Purchase Price.  The Closing Purchase Price shall have been
      ----------------------
delivered to Sellers pursuant to Sellers' instructions by wire transfer of immediately available funds.

  (d) No Pending Litigation.  There shall not be pending or threatened any suit,
      ---------------------
action, injunction, investigation, inquiry or other proceeding against either of the Parties before any court or government agency, which has resulted or will likely result in any order staying or judgment restraining or prohibiting the transactions contemplated hereby or subjecting a Party to material liability on the grounds that it has breached any law or regulation or otherwise acted improperly in connection with the transactions contemplated hereby.

  (e) Covenants; Representations and Warranties.  Each Buyer shall have
      -----------------------------------------
performed in all material respects, and be in compliance in all material respects, with all of its agreements and covenants under this Agreement. The representations and warranties of each Buyer contained in this Agreement shall be true and correct in all material respects (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality) on and as of the Closing Date as if made on such date, except for inaccuracies that are not in the aggregate material to the transactions contemplated herein taken as a whole. Each Buyer shall have delivered to Sellers a certificate signed on such Buyer's behalf by an appropriate officer dated as of the Closing Date to the foregoing effect.

  (f) Consents.  All required consents, licenses, permits or approvals or
      --------
authorizations or exemptions by notice or report to, or registrations, filings or declarations with, any governmental authority, in connection with the execution or delivery by each Seller, and the validity or enforceability, of this Agreement and the consummation of the transactions contemplated hereby, or the performance by each Seller of its obligations hereunder shall have been obtained at or prior to the Closing Date.

  (g) HSR Act; Other Approvals.  The expiration or early termination of any
      ------------------------
waiting periods under the HSR Act and the receipt of approval of the FDIC under the federal Bank Merger Act and the expiration of the applicable waiting period thereunder.

  (h) Opinion.  Sellers shall have received from Weil, Gotshal & Manges LLP and
      -------
in-house-counsel for GE Capital, an opinion or opinions, dated as of the Closing Date, substantially in the form of Exhibit H; and

  (i) No Buyer Material Adverse Effect.  Since the date of this Agreement, no
      --------------------------------
Buyer Material Adverse Effect shall have occurred.

  (j) Other Agreements:  The conditions to the obligations of the Sellers
      ----------------
pursuant to the Transaction Documents shall have been satisfied or waived.

  Section 6.3   Best Efforts.  Sellers and Buyers hereby agree to use their
                ------------
respective commercially reasonable best efforts and proceed diligently to obtain at or prior to the Closing Date any consents, licenses, permits or approvals or authorizations or exemptions in connection with the execution or delivery by each such Party, and the validity or enforceability, of this Agreement, and to otherwise satisfy each of the conditions set forth above. Sellers and Buyers shall promptly notify the other in the event that any such consent, license, permit or approval or authorization or exemption is declined, denied or delayed. Each Party hereby agrees to promptly inform each of the other Parties hereto of any circumstances that create or give rise to a reasonable likelihood that any such consent, license, permit or approval or authorization or exemption will not be obtained at or prior to the time the same must be obtained in order to permit the transactions contemplated herein to be consummated on the Closing Date.

                                  ARTICLE VII

                      ADDITIONAL AGREEMENTS AND COVENANTS

  Section 7.1   Books and Records.  With respect to all Account Documents,
                -----------------
and notwithstanding the purchase of such Account Documents by Buyers as of the Closing Date, any Account Documents retained by Sellers post-Closing shall be held as bailee for the sole benefit of Buyers, pursuant to the Interim Processing Agreement.

  Section 7.2   Cardholder Notices.
                ------------------

  (a) Sellers shall include on the Billing Statements mailed to Cardholders for each of the Company's Billing Cycles in November 1999 a Billing Statement message reminding Cardholders to pay on time to avoid the imposition of late fees, such message to be in a form to be provided by Buyers and reasonably acceptable to Sellers. Prior to Closing, Sellers shall modify its systems as necessary to account for and process the changes effected by the foregoing message in the manner contemplated in Exhibit 2.1(A) to the Interim Processing Agreement.

     (b) Sellers shall cooperate in good faith with Buyers to prepare and print a notice (and an accompanying Billing Statement message in a form to be provided by Buyers reasonably acceptable to Sellers) notifying Cardholders of the purchase of the Credit Card Assets by Buyers, certain changes in Account terms, and certain other matters substantially in the forms attached to the Consumer Credit Card Program Agreement or Commercial Program Agreement, as applicable, such notice to be mailed to Cardholders as soon as practicable after the Closing Date. Sellers shall cooperate with Buyers prior to and after the Closing as necessary to allow Buyers to mail the foregoing notice to Cardholders prior to 60 days after the Closing Date. Buyers shall bear the expenses of such notices, including costs of mailing. Sellers shall also include such other billing statement messages in the mailings described above as shall be mutually agreed by the Parties.

     Section 7.3   Advice on Changes.  Between the date hereof and the Closing
                   -----------------
Date, each Party shall promptly advise the other in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein untrue in any material respect; provided, however, that no such notice shall be given any effect for purposes of Article VI, Article VIII or
Article IX.

     Section 7.4   No Sale of Assets.  Without the prior written consent of
                   -----------------
Buyers, Sellers shall not sell, lease, assign, transfer, encumber or permit the encumbrance of, or otherwise dispose of, any of the Credit Card Assets except pursuant to this Agreement and except for the use of the Consumable Inventory.

     Section 7.5   Sales and Transfer Taxes.  Buyers shall be responsible for
                   ------------------------
and pay all applicable sales taxes, use taxes and transfer taxes (including recording taxes, stamp taxes and any similar taxes arising upon the transfer of real property or interests therein) that may become due and payable as a result of the sale, transfer and delivery of the Credit Card Assets, whether levied on Buyers or Sellers; provided, however, that the Parties shall bear the Pennsylvania real property transfer tax equally.

     Section 7.6   Notification of Breach.  Sellers or Buyers shall notify the
                   ----------------------
other of any Termination Event or any failure to comply with the obligations such Party has undertaken pursuant to this Agreement or that might reasonably be expected otherwise to preclude the consummation of the transactions contemplated by this Agreement within ten (10) days of the occurrence of such event; provided, however, that no such notice shall be given any effect for purposes of
Article VI, Article VIII or Article IX.

     Section 7.7   Public Announcements.  Sellers and Buyers shall consult with
                   --------------------
each other before they or any of their respective Affiliates or agents issue any press releases or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, and neither of them nor any such Affiliate shall issue any such press release or make any public statement prior to receiving express written approval of the other Party except, in each case, as may be required by applicable law or regulation or by governmental authorities of competent jurisdiction. Notwithstanding the foregoing, after the execution of this Agreement and the public announcement thereof in accordance with this Section 7.7, either Party shall have the right to respond to specific, confidential inquiries from investors and analysts, and disclose that Buyers have agreed to purchase the Credit Card Business from Sellers, but that the details concerning the transaction (including the Purchase Price) are Confidential Information.

  Section 7.8   Confidentiality.
                ---------------

  (a) Buyers and Sellers shall not disclose any confidential or proprietary information (the "Confidential Information") of the other Party with respect to such other Party, the Credit Card Assets, or this Agreement that may be in the possession of that Party to any Person who is not a partner, officer, employee, counsel or agent (including attorneys and accountants of such Party) of such Party except with the written consent of such other Party or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee.

  (b) In the event that either Party receives a request to disclose any confidential Information under any subpoena or order, such Party shall (i) notify the other Party thereof within seven (7) days after receipt of such request, (ii) consult with the other Party on the advisability of taking steps to resist or vary such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other Party in any attempt that it may make to obtain a protective order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information. Any expenses incurred hereunder shall be the responsibility of the Party seeking such an order.

  (c) Information will not be deemed Confidential Information if (i) it is already in the possession of a Party and is not otherwise subject to an agreement as to confidentiality, (ii) it becomes generally available in the public domain other than as a result of an unauthorized disclosure by the other Party or its partners, officers, employees, counsel, or agents in violation of this Section 7.8, (iii) it is not acquired from the other Party or Persons known to be in breach of an obligation of secrecy to such other Party, (iv) it is information Buyers and Buyers' counsel determine after consultation with Sellers, is reasonably required to be disclosed in connection with this Agreement, or (v) it is required to be disclosed by applicable law, rule or regulation.

  (d) This section supersedes any prior confidentiality agreement entered into between the parties relating to the Credit Card Assets.

  Section 7.9   HSR Act; Other Approvals.  The parties hereto acknowledge
                ------------------------
and agree that the filing of a Notification and Report pursuant to the HSR Act, and the regulations promulgated thereunder, as well as a filing with the FDIC under the federal Bank Merger Act and a filing with Georgia bank regulators under Georgia banking laws, are required in connection with the transactions contemplated hereby, and, accordingly, each of the parties hereto shall undertake all actions necessary to make such required filings. In furtherance of the foregoing, each of the parties hereto shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the filing requirements of the HSR Act, the federal Bank Merger Act and the Georgia banking laws. Buyers shall pay the $45,000 Hart-Scott-Rodino filing fee.

     Section 7.10   [Reserved]

     Section 7.11   Conduct of Business of Sellers.  Except as otherwise
                    ------------------------------
contemplated by the terms of this Agreement, from the date hereof until the Closing, Sellers will (a) conduct the Credit Card Business only in the ordinary course and with substantially the same practices, policies and procedures as heretofore utilized including Sellers' continuing to charge off Account Receivables and Securitization Receivables in accordance with the Charge-Off Practices, and to maintain its books, contracts, operations and records in accordance with sound business practices; (b) conduct the Credit Card Business only in accordance with all Requirements of Law; (c) not make any amendment or change, without the prior written consent of Buyers, to their accounting practices, policies and procedures relating to the Credit Card Business (including the Accounting Principles) or its credit and collection practices, polices and procedures including its practices, policies and procedures regarding underwriting, originating, billing, collecting or charging-off (including the Charge-Off Practices) amounts owed with respect to, Account Receivables, Securitization Receivables and Accounts from the present practices, policies and procedures in effect as of the date hereof, other than as may be required under applicable law; (d) not waive any of the terms of the Cardholder Agreements except as provided by Sellers' credit and collection practices, policies and procedures consistent with past practices and with prior notice to Buyers; (e) not permit any issuance of beneficial interests in the Securitization Trust; (f) maintain and keep the Credit Card Assets in good repair, working order and condition, except for ordinary wear and tear; (g) keep in full force and effect, to the extent commercially reasonable, insurance with respect to the Credit Card Assets and the Credit Card Business comparable in amount and scope of coverage to that now maintained; (h) perform in all material respects all of its obligations under the Contracts and the Securitization Contracts and not enter into, amend, extend or terminate any material Contract or any Securitization Contract, including any Real Property lease or sublease, without Buyers' prior written consent; (i) use reasonable efforts consistent with its normal business practices to maintain and preserve its business organization and the goodwill associated with the Credit Card Business, retain its present employees and maintain its relationships with suppliers and customers, (j) not terminate any of the Employees prior to the Closing Date, except for any terminations that are consistent with its normal business practices; (k) not make any change in, or enter into any new benefit plan or compensation to Employees, without the prior written consent of Buyer; (l) not enter into, amend or modify any individual employment, retention, change in control, severance or similar agreement with any Employee in connection with the Credit Card Business; (m) not enter into any collective bargaining agreement;
(n) not acquire or lease, or enter into any agreement to acquire or lease any assets, including real property, with respect to the Credit Card Business, in any case requiring an aggregate payment in excess of $100,000 without Buyers' prior written consent; and (o) not take or cause to be taken or omit to take any action that would result in a breach of any of Sellers' representations, warranties or covenants contained herein.

     Section 7.12   Assignment of Contracts.
                    -----------------------

     (a) Without limiting or otherwise affecting the rights of Buyers pursuant to Article VI or VIII, to the extent that any Contract to be assigned pursuant to this Agreement is not capable of being assigned without the consent, approval or waiver of a third person or entity, nothing in this Agreement will constitute an assignment or require the assignment thereof, except to the extent provided in this Section 7.12.

     (b) Notwithstanding anything contained in this Agreement to the contrary, Sellers will not be obligated to assign to Buyers any of their rights and obligations in and to any of the Contracts referred to in Section 7.12(a) without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Sellers shall use their best efforts to obtain all such consents, approvals and waivers prior to and, if the Closing occurs, after the Closing Date.

     (c)  To the extent that the consents, approvals and waivers referred to in
Section 7.12(a) are not obtained by Sellers prior to the Closing Date, Sellers shall use their best efforts to enforce, at the request of Buyers, for the account of Buyers, any rights of Sellers arising from any such Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyers); provided, however, that Sellers shall not be obligated to pay any fee, penalty or other charge, or incur any other liability, in connection with obtaining any such consent or terminating any such Contract.

     Section 7.13   Termination of Financing Statements.  If the Closing does
                    -----------------------------------
not occur and Financing Statements have been filed against Sellers with respect to the transactions specified herein, Buyers agree to provide Sellers as soon as is reasonably practicable with duly executed UCC termination statements relating to such Financing Statements.

     Section 7.14   Access.  Between the date of this Agreement and the Closing
                    ------
Date, Sellers shall give or cause to be given to Buyers and their representatives and agents reasonable access to all the premises, employees and books and records (wherever located) of Sellers, including all accounting books and records, all financial record and statements, all Tax returns and tax records, all records pertaining to any Credit Card Assets and personnel and employment related matters; provided, however, that such investigation shall be
                            --------  -------
conducted during normal business hours and in such manner as not to interfere unreasonably with the business of Sellers.

     Section 7.15   Title Commitment.  GE Capital shall, at its expense, order
                    ----------------
promptly and obtain a written commitment (the "Title Commitment") for owner's title insurance on an ALTA standard owner's form of policy and an ALTA/ACSM survey issued by a licensed surveyor or an update of the most recent existing survey (the "Survey") for each parcel of owned Real Property. The Title Commitment and policy shall be issued by a nationally recognized title insurance company selected by GE Capital. The policy issued in connection with the Title Commitment shall insure that GE

Capital will be vested with good, insurable at standard rates, fee simple title to the Real Property. Such fee simple title to the Real Property shall be transferred by Sellers to GE Capital pursuant to one or more special warranty deeds (the "Deeds"), which Deeds shall be substantially in the form of Exhibit F attached hereto.

     Section 7.16   Consents to Assignment of Securitization Contracts.  The
                    --------------------------------------------------
Company shall, and shall cause JCPR to, execute and deliver all consents necessary under the Securitization Contracts to effect the transfer of the Securitization Asset contemplated hereby.

     Section 7.17   Letter of Credit Cash Collateral.  From and after the date
                    --------------------------------
hereof, Sellers shall use commercially reasonably efforts to cause the proceeds of all maturing investments in the letter of credit cash collateral account relating to the Securitization Trust to be reinvested in investments that mature no later than thirty (30) days after the Closing Date.

     Section 7.18   System Changes.  Prior to the Closing Date, Sellers will use
                    --------------
commercially reasonable efforts to effect those matters identified in Exhibit 2.1(B) to the Interim Processing Agreement, as well as any changes necessary for the Company to perform its obligations under the Interim Processing Agreement.

     Section 7.19   Insurance Cooperation.  Sellers will cooperate with Buyers
                    ---------------------
after the Closing to permit Buyers to recover any insurance proceeds under "occurrence" based policies for losses relating to the Credit Card Assets which occurred prior to the Closing.

     Section 7.20   Real Property Rights.  At or prior to Closing, Sellers shall
                    --------------------
(a) execute and deliver to Buyers a sublease or other similar arrangement in favor of Buyers, in a form mutually acceptable to the Parties (and with the terms specified in the Interim Processing Agreement), with respect to a portion of the Real Property leased by Sellers at Park Central, Dallas, Texas and (b) cause the lease between the Company and JCPP at the Real Property located in Minnesota to be terminated.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1    Indemnification.

     (a)  Indemnification by Company.
          --------------------------

     The Company agrees to protect, indemnify and hold harmless Buyers, their Affiliates and the officers, directors, employees and agents of each of the Buyers and each of their respective Affiliates from and against and in respect of any Damages (in the case of the following clauses (i), (iv) and (v), limited to Damages incurred as a result of Third Party Claims) which shall result from, arise out of or relate to any of the following:

               (i) Sellers' operation of the Credit Card Business, their ownership of the Credit Card Assets and the operation of the Securitization Trust prior to the Closing, whether such Damages are incurred prior to, on or after the Closing Date (it being the intent of the parties that Sellers shall have full responsibility for the Credit Card Business, the Accounts, the Account Receivables, the Account Assets and the other Credit Card Assets prior to the Closing and all Liabilities arising therefrom other than the Assumed Liabilities);

               (ii) the breach of any of Sellers' representations or warranties contained in this Agreement or any agreement, certificate, document or other instrument delivered pursuant hereto;

               (iii) the Excluded Assets and Excluded Liabilities;

               (iv)  [Intentionally Omitted]

               (v) any untrue statement or alleged untrue statement of any material fact contained or incorporated in any of the Registration Statements, the Prospectuses, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

               (vi) any Damages or Remedial Actions related to the Real Property located in Puerto Rico or Oregon; provided that Sellers liability and obligation to indemnify Buyers pursuant to this clause (vi) shall be limited to Damages or Remedial Actions resulting from conditions that would have been identified, or with respect to which there is a substantial likelihood that such conditions would have been identified, by the procedures enumerated in Buyers' engagement letters with its environmental consultants for Phase II investigations of the Real Property located in Puerto Rico and Oregon; or

                (vii) the failure by Sellers timely to perform any of their covenants or agreements contained in this Agreement or any agreement, certificate, document or other instrument delivered pursuant hereto.

     (b)  Indemnification by Buyers.
          -------------------------

     GE Capital agrees to protect, indemnify and hold harmless Sellers, their Affiliates, and the officers, directors, employees and agents of each of the Sellers and each of their respective Affiliates from and against and in respect of any Damages (in the case of the following clause (i), limited to Damages incurred as a result of Third-Party Claims against Sellers) which shall result from, arise out of or relate to any of the following:

          (i) Subject to the Interim Processing Agreement and the Program Agreements and matters identified in Section 8.1(a), Buyers' operation of the Credit Card Business, their ownership of the Credit Card Assets, and the operation of the Securitization Trust after the Closing Date, including any obligations under the Assumed Liabilities (it being the intent of the parties that Buyers shall have full responsibility for the Credit Card Business, the Accounts, the Account Receivables, the Account Assets and the other Credit Card Assets after the Closing and all Liabilities arising therefrom other than the Excluded Liabilities);

          (ii) the breach of any representations or warranties of Buyers in the Agreement or in any agreement, certificate, document or other instrument delivered pursuant hereto;

          (iii) the failure by Buyers timely to perform any of their covenants or agreements contained in this Agreement or in any agreement, certificate, document or other instrument delivered pursuant hereto; or

          (iv) the Billing Statement messages sent by Sellers to Cardholders pursuant to Section 7.2(a) hereof.

     Section 8.2   Procedure for Indemnification.
                   -----------------------------

     (a) Within ten (10) business days after discovery or notice of a breach or receipt by a Party of a third party claim, the indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying Party under this Agreement, deliver a claim notice to the indemnifying Party; provided, however, that failure to so notify the indemnifying Party shall not relieve the indemnifying Party except to the extent that such failure materially prejudiced the ability of the indemnifying Party to defend the action or claim. In the event that any third party claim is made against the indemnified Party and the indemnified Party notifies the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to participate therein and may elect to assume the defense thereof, with counsel reasonably satisfactory to the indemnified Party. The indemnified Party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at its own expense; provided such separate counsel may be retained at the expense of the indemnifying Party (i) if the retention of such counsel has been specifically authorized by the indemnifying Party within twenty (20) days after receipt of a claim notice that it elects to undertake the defense thereof (provided, however, if the indemnified Party retains counsel after receipt of such notice, such counsel shall be at the indemnified Party's expense), (ii) if there is a reasonable basis on which the indemnified Party's interests may differ from those of the indemnifying Party, (iii) if the indemnifying Party fails to take reasonable steps to diligently defend such claim, or (iv) if the indemnifying Party has not undertaken to fully indemnify the indemnified Party in respect of all Damages relating to the matter.

     (b) The indemnifying Party shall remit payment for the amount of a valid and substantiated claim for indemnification that is not disputed by the indemnifying Party hereunder within fifteen (15) business days of the receipt of a claim notice therefor. Upon the payment in full of any claim hereunder, the indemnifying Party shall be subrogated to the rights of the indemnified Party against any Person with respect to the subject matter of such claim. In the event of a dispute, the Parties shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiation, such dispute may be resolved by non-binding arbitration in accordance with Section
10.12 of this Agreement.

     (c) Without the prior written consent of the indemnified Party, the indemnifying Party will not enter into any settlement of any third party claim which would lead to liability or create any financial or other obligation on the part of the indemnified Party for which the indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a third party claim without leading to liability or the creation of a financial or other obligation on the part of the indemnified Party for which the indemnified Party is not entitled to indemnification hereunder and the indemnifying Party desires to accept and agree to such offer, the indemnifying Party will give written notice to the indemnified Party to that effect. If the indemnified Party fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the indemnified Party may continue to contest or defend such third party claim and, in such event, the maximum liability of the indemnifying Party as to such third party claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the indemnified Party through the end of such ten (10) calendar day period.

     (d) In the event that the indemnifying Party reimburses the indemnified Party for any third party claim, the indemnified Party shall remit to the indemnifying Party any reimbursement, net of any and all costs and expenses of collecting such reimbursement, that the indemnified Party subsequently actually receives for such third party claim.

     Section 8.3   Indemnification Floor.  Notwithstanding anything to the
                   ---------------------
contrary set forth in this Article VIII, none of the Sellers nor Buyers shall have any obligation to indemnify the other in respect of any breach of a representation or warranty under Sections 8.1(a)(ii) or 8.1(b)(ii) unless and until two hundred fifty thousand dollars ($250,000) in Damages have been incurred in the aggregate by the indemnified Party in respect of breaches of representations and warranties under Sections 8.1(a)(ii) or 8.1(b)(ii), as applicable. In furtherance of the foregoing, the Parties agree that in the event an Indemnified Party incurs Damages in excess of $250,000 in respect of the matters covered by the representations and warranties made to such Indemnified Party herein, such Indemnified Party shall be entitled to the indemnities provided in this Article VIII with respect to breaches of representations and warranties notwithstanding any materiality limitation or qualifications contained in any representation or warranty contained herein. After the indemnified Party incurs two hundred fifty thousand dollars ($250,000) in aggregate Damages in respect of breaches of representations and warranties under Sections 8.1(a)(ii) or 8.1(b)(ii), as applicable, Buyers or Sellers, whichever the case may be, shall indemnify the indemnified Party in accordance with this Article VIII to the extent of the full amount of such Damages. Notwithstanding the foregoing, this Section 8.3 shall not apply to any breach of a representation and warranty contained in Sections 4.1(c), 4.1(d), 4.1(f), 4.1(l), 4.1(m), 4.1(n), 4.1(p), 4.1(v), 4.2(f), 4.3(a), 4.3(b), 4.3(i), 4.4(c)
and 4.4(g).

     Section 8.4   Survival of Indemnification.  The rights of indemnification
                   ---------------------------
in respect of any breach of a representation or warranty under Sections 8.1(a)(ii) or 8.1(b)(ii) pursuant to this Article VIII shall survive for so long as the representation or warranty in respect of which indemnification is sought survives pursuant to Section 4.5 hereof. The rights of indemnification pursuant to Section 8.1(a)(v) hereof shall survive for so long as any applicable statute of limitations. Any indemnification obligation the duration of which is not expressly limited herein shall survive indefinitely.

     Section 8.5   Remedies.  Except for actions based on fraud, the rights
                   --------
provided in this Article VIII shall be the exclusive remedy after the Closing for matters relating to this Agreement, provided that the Parties acknowledge and agree that the exercise of a specific right to indemnification set forth in this Article VIII by a Party entitled to the benefit thereof shall not, and shall not be deemed to, in any way limit or restrict (a) the exercise by such Party of any other right to indemnification to which it is entitled pursuant to this Article VIII or (b) the exercise by such Party of any right to indemnification to which it is entitled pursuant to any other agreement, document or other instrument contemplated hereby, including the Transaction Documents.

                                  ARTICLE IX

                                  TERMINATION

     Section 9.1   Termination by Either Party.  This Agreement may be
                   ---------------------------
terminated prior to the Closing Date by either Party upon notice to the other Party if:

     (a)  the Parties mutually agree;

     (b) by Sellers or Buyers if the Closing has not occurred on or before March 31, 2000, provided that such terminating party shall not be in material breach of its obligations under this Agreement; or

     (c) the consummation of the transactions contemplated by this Agreement would violate any nonappealable final order, decree, or judgment of any court or governmental body having competent jurisdiction.

     Section 9.2   Termination by Buyers.  This Agreement may be terminated
                   ---------------------
prior to the Closing Date by Buyers, at their sole option, upon notice to the Company upon the occurrence of any of the following events:

     (a) Sellers' breach or failure to comply in any material manner with any term or provision of this Agreement which breach is not curable or, if curable, is not cured within ten (10) business days of receipt of notice from Buyers;

     (b)  Any of Sellers' representations or warranties in Section 4.1, 4.3 or
4.4 of this Agreement becomes or is found to be inaccurate in any material respect (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality), except for such inaccuracies as are not in the aggregate material to the Credit Card Business or the ability of Buyers to utilize the Credit Card Assets in the same manner as utilized prior to the Closing Date, and such untruth is not curable or, if curable, is not cured by Sellers within ten (10) business days of receipt of notice from Buyers;

     (c)  Any Seller Material Adverse Effect;

     (d) Any Seller is adjudged bankrupt or insolvent by a court of competent jurisdiction or a regulatory agency; insolvency proceedings are instituted against such Seller; a court of competent jurisdiction or a regulatory agency appoints a receiver, liquidator, conservator or trustee for such Seller or all or substantially all of its assets, or approves any petition filed against such Seller seeking such Seller's reorganization; any Seller enters into an operating agreement or similar agreement with any regulatory agency with jurisdiction over such Seller that restricts or prohibits such Seller's ability to perform this Agreement; or any regulatory agency with jurisdiction over such Seller announces its intention to appoint a receiver, liquidator, conservator, or trustee for such Seller or for all or substantially all of such Seller's assets or to enter into an operating agreement or similar agreement that materially restricts or prohibits such Seller's ability to perform this Agreement; or

     (e) Any Seller institutes proceedings for voluntary bankruptcy, files a petition seeking reorganization under the Federal Bankruptcy Code, files under any law for relief of debtors, consents to the appointment of a receiver of all or substantially all of its property, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

     Section 9.3   Termination by Sellers.  This Agreement may be terminated
                   ----------------------
prior to the Closing Date by Sellers, at their sole option, upon notice to GE Capital upon the occurrence of any of the following events:

     (a) Buyers' breach or failure to comply in any material manner with any term or provision of this Agreement which breach is not curable or, if curable, is not cured within ten (10) business days of receipt of notice of breach from Sellers;

     (b) Any of Buyers' representations or warranties in Section 4.2 of this Agreement becomes or is found to be inaccurate in any material respect (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality), except for such inaccuracies as are not in the aggregate material to the transactions contemplated herein taken as a whole, and such untruth is not curable or, if curable, is not cured by Buyers within ten (10) business days of receipt of notice from Sellers;

     (c)  Any Buyer Material Adverse Effect;

     (d) Any Buyer is adjudged bankrupt or insolvent by a court of competent jurisdiction or a regulatory agency; insolvency proceedings are instituted against such Buyer; a court of competent jurisdiction or a regulatory agency appoints a receiver, liquidator, conservator, or trustee for such Buyer or all or substantially all of its assets, or approves any petition filed against such Buyer seeking such Buyer's reorganization; any Buyer enter into an operating agreement or similar agreement with any regulatory agency with jurisdiction over such Buyer that materially restricts or prohibits such Buyer's ability to perform this Agreement; or any regulatory agency with jurisdiction over such Buyer announces its intention to appoint a receiver, liquidator, conservator, or trustee for such Buyer or for all or substantially all of such Buyer's assets or to enter into an operating agreement or similar agreement that restricts or prohibits such Buyer's ability to perform this Agreement; or

     (e) Any Buyer institutes proceedings for voluntary bankruptcy, files a petition seeking reorganization under the Federal Bankruptcy Code, files under any law for relief of debtors, consents to the appointment of a receiver of all or substantial all of its property, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

     Section 9.4   Notice of Termination.  Upon termination of this Agreement
                   ---------------------
pursuant to Section 9.1 or upon notice by either Buyers or Sellers in accordance with Section 10.7 to the other Party that an event specified in either Section
9.2 or Section 9.3, as applicable (each such event being referred to herein as a "Termination Event") has occurred, this Agreement shall be of no force and effect and the Parties' obligations to each other hereunder shall cease except as expressly set forth in Section 7.8, Article VIII, Section 9.5, Section 10.9,
Section 10.13, Section 10.14 and Section 10.18 of this Agreement; provided that
Section 10.18 shall survive only as it relates to Sections 7.8 and 9.5 hereof; and provided further that in no event shall termination of this Agreement relieve any Party of any liability for breaches of this Agreement prior to the date of termination.

     Section 9.5   Confidential Materials. Each Party shall promptly advise the
                   ----------------------
other party or parties of a decision to terminate this Agreement. In that case, both Parties shall, upon the other party's written request, promptly deliver to such party all Confidential Information, and, at the other party's election, return or destroy all copies, reproductions, summaries, analyses, notes or extracts thereof or based thereon in its possession or in the possession of any of its agents or representatives.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1   Sale is Without Recourse.  Except as otherwise provided
                    ------------------------
herein or in any Transaction Document, the sale of the Credit Card Assets is without recourse.

     Section 10.2   No Waiver.  Failure or delay on the part of Buyers to audit
                    ---------
any Account, or by either Party to exercise any right provided for herein, shall not act as a waiver thereof, nor shall any single or partial exercise of any right by either Party preclude any other or further exercise thereof. Remedies herein are to be deemed cumulative and nonexclusive of each other. In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless a waiver, modification or amendment is in writing and signed by the Parties hereto.

     Section 10.3   Independent Contractor.  In the performance of its duties or
                    ----------------------
obligations under this Agreement or any other contract, commitment, undertaking or agreement made pursuant to this Agreement, with the exception of the Interim Processing Agreement, no Seller shall be deemed to be, or permit itself to be, understood to be the agent of any Buyer and no Buyer shall be deemed to be, or permit itself to be, understood to be the agent of any Seller and each Party shall at all times take whatever measures as are necessary to ensure that its status shall be that of an independent contractor operating as a separate entity. None of any Party's employees, agents, or servants are entitled to the benefits that are provided to the employees of the other Parties. Each Party is solely interested in the results obtained under this Agreement and therefore the manner and means of conducting the Party's business affairs are under the sole control of such Party which shall be solely and entirely responsible for its acts and for the for the acts of its agents, employees, and servants.

     Section 10.4   No Joint Venture.  Nothing in this Agreement or any
                    ----------------
collateral agreement shall be deemed to create a partnership or joint venture between the Sellers and the Buyers. Except as expressly set forth herein, no Party shall have any authority to bind or commit the other Party.

     Section 10.5   Payment Terms.  All payments to be made by either Party
                    -------------
pursuant to this Agreement shall be made by wire transfer in lawful money of the United States, immediately available funds, to such account as the receiving Party shall specify prior to noon, New York City time, two business days prior to the date of delivery.

     Section 10.6   Entire Agreement.  Each Party acknowledges that no
                    ----------------
representations, agreements, or promises were made to it by the other Party or any of the other Party's employees other than those representations, agreements or promises specifically contained in this Agreement and in the Transaction Documents. This

Agreement and the Transaction Documents set forth the entire understanding between the Parties hereto and shall be binding upon all successors of both Parties and the Liabilities assumed under this Agreement shall not affect any Liabilities of the Parties that may arise out of action taken under the Transaction Documents.

     Section 10.7   Notices.  All notices, requests, demands and other
                    -------
communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested, or via overnight delivery service, postage prepaid to:

     (a)  In the case of Sellers:


          J.C. Penney Company, Inc.
          6501 Legacy Drive
          Plano, TX  75024
          Attention:  President and Chief Operating
                      Officer, JCPenney Direct Marketing
                      Services, Credit and Facilities Service

     With a copy to:

          J.C. Penney Company, Inc.
          6501 Legacy Drive
          Plano, TX  75024
          Attention:  General Counsel

     (b)  In the case of Buyers:

          General Electric Capital Corporation
          260 Long Ridge Road
          Stamford, Connecticut  06927
          Attention:  President, GE Card Services

     With a copy to:

          General Electric Capital Corporation
          260 Long Ridge Road
          Stamford, Connecticut  06927
          Attention:  General Counsel, GE Card Services

     and:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue

          New York, New York  10153
          Attention:  Carl Lobell, Esq.

     Section 10.8   Amendment and Modification; Waivers.  This Agreement or any
                    -----------------------------------
term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained herein shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other right or condition hereunder or any breach of any other term, covenant, representation or warranty herein.

     Section 10.9   Governing Law.  This Agreement shall be governed by and be
                    -------------
construed in accordance with the laws of the State of Delaware, without regard to such state's principles of conflict of laws.

     Section 10.10  Severability.  Any term or provision of this Agreement
                    ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such jurisdiction or in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 10.11  Headings.  The headings and recitals contained in this
                    --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.12  Non-Binding Arbitration.
                    -----------------------

     (a) Any controversy or claim between the Parties, including those arising out of or relating to this Agreement or any related agreements or instruments and those arising from any alleged tort, may be determined, subject to mutual agreement by the Parties, by non-binding arbitration in accordance with the Federal Arbitration Act, the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. ("JAMS") and the provisions of subsection (b) below. Arbitrability of any and all disputes shall be decided by the arbitrator. In the event of any inconsistency, the provisions of subsection (b) below shall control.

     (b) Arbitration hereunder shall be conducted at such site as may be agreed upon by the Parties and administered by JAMS/Endispute, Inc., which shall appoint an arbitrator. If JAMS/Endispute, Inc. is unable or legally precluded from administering the arbitration, then the American Arbitration Association shall serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration, provided that the arbitrator shall only be permitted to extend the commencement of such hearing for an additional sixty
(60) days, and only upon a showing of cause.

     Section 10.13    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO
                      --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 10.14    Expenses.  Except as otherwise specifically provided
                      --------
herein, all costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses.

     Section 10.15    Drafting.  Each Party acknowledges that its legal counsel
                      --------
participated in the drafting of this Agreement. The Parties hereby agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor one Party over the other.

     Section 10.16    Counterparts.  This Agreement may be executed by facsimile
                      ------------
transmission in one or more counterparts, each of which counterparts shall be deemed to be original, and all such counterparts shall constitute one and the same instrument.

     Section 10.17    Assignment; Successors.  This Agreement shall not be
                      ----------------------
assigned by any party without the prior written consent of the other party; provided that GE Capital may assign its rights to acquire the portion of the Credit Card Assets transferable to GE Capital under Section 2.1(a) to an Affiliate of GE Capital without Sellers' prior consent; provided, however, that such assignment shall not affect GE Capital's obligations hereunder. Any Person to which any rights under this Agreement are assigned in accordance herewith shall be deemed to be a "Permitted Successor and Assign." This Agreement is intended for the exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever, other than any Person entitled to indemnification from Sellers on the one hand or Buyers on the other hand, pursuant to Article VIII hereof, respectively, it being the intention of the parties that no other Person shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective parties. Notwithstanding the foregoing, in the event Buyers assign this Agreement to a Permitted Successor and Assign (other than an Affiliate of Buyers), the indemnification obligations of Sellers set forth in Section 8.1(a)(vi) of this Agreement shall not be assignable to or inure to the benefit of such Permitted Successor and Assign, but shall continue to inure to the benefit of and be enforceable against Sellers by Buyers notwithstanding the assignment of this Agreement to such Permitted Successor and Assign.

     Section 10.18    Specific Performance.  The Parties hereto expressly
                      --------------------
recognize and acknowledge that immediate, extensive and irreparable damage would result in the event that this Agreement is not specifically enforced.
Therefore, in addition to, and not in limitation of, any other remedy available to Buyers or Sellers, the Parties shall be entitled to seek injunctive or other equitable relief in order to specifically enforce the terms and provisions of this Agreement and the arbitrators specified in Section 10.12 shall have the authorization to award such remedy.

     Section 10.19   No-Shop.  Sellers agree that from the date of execution of
                     -------
this Agreement until the closing, Sellers shall neither directly or indirectly, through brokers, agents or otherwise, solicit, accept or conduct negotiations with respect to an offer from any other potential purchaser to acquire any or all of the Credit Card Assets, whether by asset purchase, stock purchase, merger or otherwise.

     Section 10.20   Further Assurances.  From time to time prior to and after
                     ------------------
the Closing Date, as and when requested by either Party, the other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     Section 10.21   Tax and Financial Cooperation.  After the Closing, Sellers
                     -----------------------------
and Buyer agree to cooperate with each other in connection with any official Tax or Income Tax inquiry, audit, determination or proceeding affecting the Tax or Income Tax liability of either Party or, in connection with a determination of any Tax or Income Tax liability or treatment, to make available to each other party within a reasonable amount of time, at no cost to such party, documents, correspondence, reports, books and records of either Party and any other materials bearing on such tax inquiry, audit, examination, proceeding or determination of tax liability or treatment, provided that each Party shall be reimbursed for any out-of-pocket expenses it incurs in assisting another Party hereunder.

     Section 10.22   Conveyancing Documents.  No provision contained in any
                     ----------------------
conveyancing document delivered pursuant to this Agreement shall affect in any manner whatsoever any of the indemnification provisions contained in Article VIII hereof.

     Section 10.23   JURISDICTION.  ANY SUIT, COUNTERCLAIM, ACTION OR
                     ------------
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT BY THE PARTIES SOLELY IN THE COURTS OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE; AND SELLERS AND BUYERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY APPELLATE COURTS THEREOF FOR THE PURPOSE OF ANY SUCH SUIT, COUNTERCLAIM, ACTION, PROCEEDING OR JUDGMENT (IT BEING UNDERSTOOD THAT SUCH CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WAIVES ANY RIGHT TO SUBMIT ANY DISPUTES HEREUNDER TO ANY COURTS OTHER THAN THOSE ABOVE).


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.


                              J.C. PENNEY COMPANY, INC.



                              By:  /s/ John E. Fesperman
                                   _______________________________
                              Name: John E. Fesperman
                                   _______________________________
                              Title: President and Chief Operating
                                     _____________________________
                                     Officer, JCPenney, Direct
                                     _____________________________
                                     Marketing Services, Credit,
                                     _____________________________
                                     and Facilities Services
                                     _____________________________

                              JCPENNEY CARD BANK, N.A.


                              By:  /s/ John E. Fesperman
                                   _______________________________
                              Name: John E. Fesperman
                                    ______________________________
                              Title: Chairman of the Board of
                                     _____________________________
                                     Directors
                                     _____________________________

                              JCP RECEIVABLES, INC.


                              By:  /s/ S.A. Saggese
                                   _______________________________
                              Name: Sal A. Saggese
                                   _______________________________
                              Title: Director
                                     _____________________________

                              J.C. PENNEY PROPERTIES, INC.


                              By: /s/ Michael Lowenkron
                                  ________________________________
                              Name: Michael Lowenkron
                                   _______________________________
                              Title: President
                                     _____________________________

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION


                              By: /s/ Edward D. Stewart
                                  ________________________________
                              Name: Edward D. Stewart
                                   _______________________________
                              Title: Executive Vice President
                                     _____________________________

                              MONOGRAM CREDIT CARD BANK OF
                              GEORGIA


                              By: /s/ Edward D. Stewart
                                  ________________________________
                              Name: Edward D. Stewart
                                   _______________________________
                              Title: Attorney-in-Fact
                                     _____________________________

                              STAR RECEIVABLES FUNDING, INC.


                              By: /s/ Ricky Davis
                                  ________________________________
                              Name: Ricky Davis
                                   _______________________________
                              Title: President
                                     _____________________________

                               TABLE OF CONTENTS

Article         Title                                         Page
-------         -------                                       ----
Article I       Definitions and Terms                           2

Article II      Purchase of Credit Card Assets                 16

Article III     The Closing and Post-Closing Adjustments       20

Article IV      Representations and Warranties                 24

Article V       [Intentionally Omitted]                        39

Article VI      Conditions Precedent                           41

Article VII     Additional Agreements and Covenants            45

Article VIII    Indemnification                                49

Article IX      Termination                                    52

Article X       Miscellaneous                                  55

                                    EXHIBITS

Exhibit A      Form of Assignment and Assumption Agreement

Exhibit B      Form of Preliminary Closing Statement

Exhibit C      Form of Final Closing Statement

Exhibit D      Form of Interim Processing Agreement

Exhibit E      Consumer Credit Card Program Agreement

Exhibit E(1)   Commercial Program Agreement

Exhibit F      Form of Limited Warranty Deed

Exhibit G      Form of Sellers' Counsel Opinion

Exhibit H      Form of Buyers' Counsel Opinion

Exhibit I      [Intentionally Omitted]

Exhibit J      Form of Real Property Release

Exhibit K      Form of Utilities Letter

Exhibit L      [Intentionally Omitted]

                                   SCHEDULES

Schedule 1.51            Contracts

Schedule 1.65            Employees

Schedule 1.69            Equipment

Schedule 1.97            Minor Accounts

Schedule 1.117           Real Property

Schedule 1.114           Prospectuses

Schedule 1.128           Securitization Contracts

Schedule 1.25            Charge-Off Practices

Schedule 2.4             Allocation of Purchase Price

Schedule 2.4(a)(i)       Accrued Interest

Schedule 2.6(b)          Form of Utilities Letter

Schedule 4.1(c)          Sellers' Conflicts

Schedule 4.1(e)          Legal Compliance

Schedule 4.1(f)(i)       Exceptions to Financial Statements

Schedule 4.1(g)(i)       Owned Real Property

Schedule 4.1(g)(i)(A)    Easements, Restrictions and Covenants

Schedule 4.1(g)(i)(D)    Leases and Subleases

Schedule 4.1(g)(i)(G)    Possession of Real Property

Schedule 4.1(g)(ii)      Description of Leased Real Property

Schedule 4.1(h)          Equipment Leases

Schedule 4.1(h)(ii)      Intellectual Property Licenses

Schedule 4.1(j)          Litigation

Schedule 4.1(l)          Employee Benefit Plans

Schedule 4.1(m)          Filing of Tax Returns

Schedule 4.1(n)          Environmental Matters

Schedule 4.1(q)          Intellectual Property Contracts

Schedule 4.1(r)          Conduct of Business

Schedule 4.2(c)          Buyers' Conflicts

Schedule 4.3(q)          Cardholder Agreement Grace Period

Schedule 4.4             Securitization Amortization Events and Defaults

Schedule 5.1(a)          [Intentionally Omitted]

[Schedule 5.1(h)         [Intentionally Omitted]

Schedule 5.1(j)          [Intentionally Omitted]

Schedule 6.1(f)(iii)     Contracts Assigned at Closing